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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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AFFILIATED MANAGERS GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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AFFILIATED MANAGERS GROUP, INC.
600 Hale Street
Prides Crossing, Massachusetts 01965

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 8, 2010

        NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Stockholders (the "Annual Meeting") of Affiliated Managers Group, Inc. (the "Company") will be held on Tuesday, June 8, 2010, at 10:00 a.m. Eastern time, at the Company's offices, 600 Hale Street, Prides Crossing, Massachusetts 01965, for the following purposes:

  1.
  To elect eight directors of the Company to serve until the 2011 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

  2.
  To approve the Long-Term Executive Incentive Plan, as amended and restated.

  3.
  To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the current fiscal year.

  4.
  To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

        This year, we have again saved significant mailing and printing costs by taking advantage of Securities and Exchange Commission rules that allow us to provide proxy materials to you over the Internet. On or about April 29, 2010, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials ("Notice") containing instructions on how to access this Proxy Statement and our 2009 Annual Report on Form 10-K online. The Notice, which cannot itself be used to vote your shares, also provides instructions on how to vote online or by telephone and how to request a paper copy of the proxy materials, if you so desire. Whether you receive the Notice or paper copies of our proxy materials, the Proxy Statement and 2009 Annual Report on Form 10-K are available to you at www.proxyvote.com.

        The Company's Board of Directors has fixed the close of business on April 13, 2010 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. Your vote is very important. Please carefully review the Proxy Statement and submit your proxy by the Internet, telephone or mail whether or not you plan to attend the Annual Meeting. If you hold your shares in street name through a broker, bank or other nominee, please follow the instructions you receive from them to vote your shares.

By Order of the Board of Directors.

John Kingston, III Secretary

Prides Crossing, Massachusetts
April 29, 2010

AFFILIATED MANAGERS GROUP, INC.
600 Hale Street
Prides Crossing, Massachusetts 01965

PROXY STATEMENT

FOR 2010 ANNUAL MEETING OF STOCKHOLDERS
To be Held on June 8, 2010

April 29, 2010

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Affiliated Managers Group, Inc. ("AMG", the "Company", "we" or "us") for use at our 2010 Annual Meeting of Stockholders to be held on Tuesday, June 8, 2010 at 10:00 a.m. Eastern time, at our offices, 600 Hale Street, Prides Crossing, Massachusetts 01965, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to elect eight directors, approve the Long-Term Executive Incentive Plan, as amended and restated (the "Long-Term Executive Incentive Plan"), ratify the selection of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as our independent registered public accounting firm for the current fiscal year, and consider and act upon any other matters properly brought before them.

        Important Notice Regarding the Internet Availability of Proxy Materials.    This year, we have again saved significant mailing and printing costs by taking advantage of Securities and Exchange Commission ("SEC") rules that allow us to provide proxy materials to you over the Internet. On or about April 29, 2010, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials ("Notice") containing instructions on how to access this Proxy Statement and our 2009 Annual Report on Form 10-K online. The Notice, which cannot itself be used to vote your shares, also provides instructions on how to vote online or by telephone and how to request a paper copy of the proxy materials, if you so desire. Whether you received the Notice or paper copies of our proxy materials, the Proxy Statement and 2009 Annual Report on Form 10-K are available to you at www.proxyvote.com.

        Stockholders of record of the Company's common stock at the close of business on the record date of April 13, 2010 will be entitled to notice of the Annual Meeting and to one vote per share on each matter presented at the Annual Meeting. As of the record date, there were 42,398,942 shares of common stock outstanding and entitled to vote at the Annual Meeting.

        The presence, in person or by proxy, of holders of at least a majority of the total number of shares of common stock outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Both abstentions and broker non-votes will be counted as present in determining the presence of a quorum. A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner on a particular matter with respect to which the broker or other nominee does not have discretionary voting power. Brokers have the discretion to vote their clients' proxies only on routine matters. The ratification of auditors is a routine matter. Beginning with the 2010 proxy season, the New York Stock Exchange (the "NYSE") has changed its rules to make the election of directors in an uncontested election a non-routine item. This means that brokers who do not receive voting instructions from their clients as to how to vote their shares for the election of directors cannot exercise discretion to vote for directors. Due to this rule change, at this year's Annual Meeting both the election of directors and the proposal to approve the Long-Term Executive Incentive Plan will be non-routine items. Therefore, it is important that you instruct your broker as to how you wish to have your shares voted on these proposals, even if you wish to vote as recommended by the Board of Directors.

        Directors are elected by a plurality of votes cast, and "withheld" votes will have no effect on the outcome. Approval of the Long-Term Executive Incentive Plan and ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm for the current fiscal year requires the affirmative vote of a majority of the shares of common stock present or represented at the

Annual Meeting and entitled to vote on each such proposal. Abstentions will have the effect of votes against these two proposals. Broker non-votes, which will apply to the proposals to elect the directors and approve the Long-Term Executive Incentive Plan, will have no effect on the outcome for these purposes.

        Stockholders are requested to submit a proxy by Internet or telephone, or by returning a completed, signed, and dated proxy card or voting instruction form. If you vote by Internet or telephone, you should not return a proxy card or voting instruction form. Shares represented by a properly submitted proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed by the proxy. If a properly executed proxy or voting instruction form is submitted without any instructions indicated, the proxy will be voted FOR the election of each of the nominees for director, FOR the approval of the Long-Term Executive Incentive Plan, and FOR ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm for the current fiscal year. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders on such other matters.

        A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Annual Meeting. A stockholder of record who voted by the Internet or by telephone may also change his or her vote with a timely and valid later Internet or telephone vote, as the case may be. Any stockholder of record as of the record date attending the Annual Meeting may vote in person whether or not a proxy has previously been given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy. If you hold your shares in street name and would like to change your voting instructions, please follow the instructions provided to you by your broker, bank or other nominee. A stockholder may vote in person at the Annual Meeting upon presenting picture identification and an account statement, Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form. If you hold your shares in street name, you will need to obtain a proxy from your bank or broker to be able to vote in person. Directions to the Company are available on the Company's website, www.amg.com, for stockholders who plan to vote in person at the Annual Meeting.

 PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

        Our Board of Directors currently consists of eight members. At the Annual Meeting, eight directors will be elected to serve until the 2011 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The Board of Directors has nominated Messrs. Samuel T. Byrne, Dwight D. Churchill, Sean M. Healey, Harold J. Meyerman, William J. Nutt, Patrick T. Ryan and Jide J. Zeitlin, and Dr. Rita M. Rodriguez (collectively, the "Nominees") to serve as directors. Each of the Nominees is currently serving as a director of the Company. As more fully discussed below under "Meetings of the Board of Directors and Committees and Corporate Governance Matters," the Board of Directors has determined that six of its eight current Nominees, Messrs. Byrne, Churchill, Meyerman, Ryan and Zeitlin and Dr. Rodriguez, have no material relationship with the Company and are "independent" for purposes of the NYSE listing standards. The Board of Directors expects that each of the Nominees will, if elected, serve as a director for the new term. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

Recommendation of the Board of Directors

        The Board of Directors believes that the election of each of the Nominees is in the best interests of the Company and its stockholders, and, therefore, unanimously recommends that stockholders vote FOR the election of each of the Nominees.

Information Regarding the Nominees

        The name, age (as of April 1, 2010) and a description of the business experience, principal occupation and past employment and directorships of each of the Nominees during at least the last five years is set forth below.

Name	Age
Samuel T. Byrne(1)(2)(†)	45
Dwight D. Churchill(3)(†)	56
Sean M. Healey	48
Harold J. Meyerman(1)(2)(3)(†)	71
William J. Nutt	65
Rita M. Rodriguez(2)(3)(†)	67
Patrick T. Ryan(1)(3)(†)	51
Jide J. Zeitlin(1)(2)(†)	46

(1)
Member of the Compensation Committee.

(2)
Member of the Nominating and Governance Committee.

(3)
Member of the Audit Committee.

(†)
Independent director, as determined by the Board of Directors in accordance with NYSE listing standards.

        Samuel T. Byrne has been a director of the Company since October 2009. Mr. Byrne is a managing partner and co-founder of CrossHarbor Capital Partners LLC, a leading alternative investment management firm specializing in real estate, as well as distressed securities and private equity. The firm manages institutional capital on behalf of investors globally, including public pension systems, endowments, and such foreign institutions as sovereign wealth funds. Before founding CrossHarbor Capital Partners, Mr. Byrne served as a management consultant advising on corporate restructurings and bankruptcy matters. Prior to that, he was a portfolio manager at Fleet Financial Group and Bank of New England. Mr. Byrne currently serves as Chairman of the Board of the Brookwood School and is on the Board of Trustees of the Peabody Essex Museum. We believe that Mr. Byrne's qualifications to serve on our Board of Directors include his extensive investment management experience, including his particular expertise in private equity and real estate.

        Dwight D. Churchill has been a director of the Company since February 2010. Mr. Churchill held a number of senior positions at Fidelity Investments ("Fidelity") before retiring from the firm in early 2009. Having joined Fidelity in 1993, he served as the head of the Fixed Income Division, head of Equity Portfolio Management and President of Investment Services. While at Fidelity, Mr. Churchill also served as the elected chair of the Board of Governors for the 60,000-member Association for Investment Management & Research (now the CFA Institute). Prior to joining Fidelity, Mr. Churchill served as President and Chief Executive Officer of CSI Asset Management, Inc., a subsidiary of Prudential Financial, Inc., and held senior roles at Loomis, Sayles & Company and The Public Employees Retirement System of Ohio. We believe that Mr. Churchill's qualifications to serve on our Board of Directors include his extensive experience in the investment management industry, including his oversight of internal controls, financial reporting and accounting procedures.

        Sean M. Healey is the Company's President and Chief Executive Officer, a role he has served in since January 2005. Prior to that time, Mr. Healey served as President and Chief Operating Officer of the Company. Mr. Healey has been a member of the Company's Board of Directors since May 2001. Prior to joining the Company in 1995, Mr. Healey was a Vice President in the Mergers and Acquisitions Department at Goldman, Sachs & Co. focusing on financial institutions. He serves on the Board of Trustees of the Peabody Essex Museum, on the Board of Directors of the Boys and Girls Clubs of Boston and the Visiting Committee of the Harvard Law School. In 2006, Mr. Healey received a presidential appointment to serve on the President's Export Council, the nation's principal advisory committee on international trade. Mr. Healey received a J.D. from Harvard Law School, an M.A. from University College, Dublin and an A.B. from Harvard College. We believe that Mr. Healey's qualifications to serve on our Board of Directors include his direct knowledge of the Company's strategy and operations through his service as President and Chief Executive Officer of the Company and his extensive experience in the financial services and investment management industries, including his experience in investing in investment management firms.

        Harold J. Meyerman has been a director of the Company since July 1999. Mr. Meyerman retired as a Managing Director of the Global Financial Institutions and Trade Group of The Chase Manhattan Bank ("Chase") in December 1998. His responsibilities at Chase included overseeing the asset management businesses. Before joining Chase, Mr. Meyerman was President and Chief Executive Officer of First Interstate Bank, Ltd. Mr. Meyerman also serves on the Board of Directors of the Huntington Medical Research Institutes, and as Chairman of Island Capital, Ltd., formerly EIC Corporation, Ltd. He formerly served on the Boards of GIVF (Genetics & IVF) and Ansett Aircraft Spares & Services, as Chairman. Mr. Meyerman also serves as Chairman of the Board of Trustees of the Palm Springs Art Museum. We believe that Mr. Meyerman's qualifications to serve on our Board of Directors include his extensive service in the financial services and banking industries, his mergers and acquisitions experience, and his international management and advisory experience.

        William J. Nutt founded the Company in December 1993 and is the Company's Non-Executive Chairman. From 1993 to December 2004, Mr. Nutt served as Chief Executive Officer of the Company. Mr. Nutt also served as the Company's President from 1993 to 1999. Prior to founding AMG, Mr. Nutt was President and Chief Operating Officer of The Boston Company and was responsible for its institutional money management business, mutual fund administration, distribution and custody business, and master trustee and custodian business. As Chairman and Chief Executive Officer of The Boston Company's principal subsidiary, Boston Safe Deposit and Trust Company, Mr. Nutt was also responsible for its personal banking and trust business. He also serves on the Board of Directors of eSecLending, a private company engaged in institutional securities lending. Mr. Nutt received a J.D. from the University of Pennsylvania and a B.A. from Grove City College. We believe that Mr. Nutt's qualifications to serve on our Board of Directors include his extensive history with the Company as its founder and prior service as President and Chief Executive Officer, as well as his substantial experience in the investment management industry prior to founding AMG.

        Rita M. Rodriguez has been a director of the Company since January 2000. Dr. Rodriguez has been a Fellow and Senior Fellow at the Woodstock Theological Center at Georgetown University since September 2002, and from March 1999 to September 2002 served as an international finance consultant. Dr. Rodriguez was formerly a full-time member of the Board of Directors of the Export Import Bank of the United States from 1982 to March 1999. Prior to joining the Export Import Bank Board, Dr. Rodriguez was a professor in the finance faculties at the University of Illinois at Chicago and at Harvard Business School. In addition, Dr. Rodriguez has authored numerous journal articles and books on the subject of international finance. Dr. Rodriguez also serves on the Boards of Directors and the Audit Committees of ENSCO plc, an international offshore contract drilling company, Phillips-Van Heusen Corporation, an apparel company, and the Private Export Funding Corporation. We believe Dr. Rodriguez's qualifications to serve on our Board of Directors include her substantial experience in domestic and international accounting, finance and policy, including her academic finance experience, as well as her extensive experience in domestic and international policy matters.

        Patrick T. Ryan has been a director of the Company since July 2005. Mr. Ryan currently serves as Chairman of the Board of Directors and Chief Executive Officer of Broadlane, Inc., a leading healthcare services provider. Prior to January 2010, Mr. Ryan served as Managing Director of Clark Street Ventures LLC. From September 2004 to October 2007, Mr. Ryan served as President, Chief Executive Officer and a director of PolyMedica Corporation ("PolyMedica"), prior to PolyMedica's sale to Medco Health Solutions, Inc. PolyMedica, under the Liberty brand, was a leading direct-to-consumer provider of health care products and services for individuals with chronic diseases. Before joining PolyMedica, Mr. Ryan served as the Chairman and CEO of Physicians Dialysis Inc., one of the nation's largest dialysis providers when it was acquired by DaVita Inc. in September 2004. Previously, Mr. Ryan served as President and Chief Executive Officer of PrincipalCare Inc., a company specializing in women's healthcare, and ImageAmerica, Inc., a publicly traded company that provided medical diagnostic imaging services. Mr. Ryan served on the Board of Directors of Hill-Rom Holdings, Inc. from 2007 through June 2009, and currently serves on the Advisory Board of Ferrer, Freeman and Company and as a director for Infusion Resources LLC and the Beth Israel Deaconess Medical Center. We believe Mr. Ryan's qualifications to serve on our Board of Directors include his substantial executive management experience at several public and private companies.

        Jide J. Zeitlin has been a director of the Company since January 2006. Mr. Zeitlin formerly served as a senior investment banker at Goldman, Sachs & Co., where he was elected a partner in 1996, and is now a private investor. His career at Goldman Sachs included a number of senior management positions in the firm's investment banking division, where he focused on the industrial, consumer and healthcare industries, as well as service in the firm's executive office. Mr. Zeitlin currently serves as Chairman of the Board of Trustees at Amherst College and is a member of the Boards of Milton Academy, the Harvard Business School Board of Dean's Advisors, Teach for America, Doris Duke Charitable Foundation, Montefiore Medical Center, Playwrights Horizons and Common Ground Community. He also serves on the Board of Directors and Audit Committee of Coach, Inc., a designer and marketer of premium handbags and accessories. We believe Mr. Zeitlin's qualifications to serve on our Board of Directors include his substantial experience as a senior executive in a leading investment bank, as well as his extensive service in Board capacities at numerous organizations.

Meetings of the Board of Directors and Committees and Corporate Governance Matters

        During 2009, the Board of Directors met seven times. Each member of the Board of Directors attended over 85% of the total number of meetings of (i) the Board of Directors and (ii) all standing committees of the Board of Directors on which such director served. We do not have a formal policy regarding director attendance at an annual meeting of stockholders. One director was in attendance at the 2009 Annual Meeting of Stockholders.

        At least annually, the Board of Directors evaluates all relationships between the Company and each director in light of the relevant facts and circumstances to determine whether a material relationship exists between the Company and the director, either directly or indirectly. A majority of our Board of Directors must be "independent" within the meaning of the NYSE listing standards. After its most recent evaluation of director independence, the Board of Directors has affirmatively determined that six of its eight current directors, Messrs. Byrne, Churchill, Meyerman, Ryan and Zeitlin and Dr. Rodriguez, have no material relationship with the Company and are "independent" for purposes of the NYSE listing standards. (Mr. Richard E. Floor had served as a director from the Company's formation in 1993 until his death in February 2010. Mr. Floor also served on the Audit Committee since April 2009, having been determined to be independent by the Board of Directors for purposes of the NYSE listing standards.) The Board of Directors made these determinations based upon questionnaires completed by each director and individual evaluations of a director's employment or Board of Directors affiliations, and any commercial, family or other relationships that a director may have with the Company, which did not present any transactions for consideration in determining the independence of any such director. Furthermore, the Board of Directors anticipates that Mr. Nutt, the former Chief Executive Officer of the Company, will in 2011 satisfy the three year "look-back" provisions with respect to former employees of the Company and become "independent" in accordance with the NYSE listing standards.

        The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Only independent directors within the meaning of the NYSE listing standards serve on these committees. Each such committee acts pursuant to a written charter adopted by the respective committee. A description of each committee is set forth below.

        Audit Committee.    The Audit Committee currently consists of Dr. Rodriguez and Messrs. Churchill, Meyerman and Ryan, with Dr. Rodriguez serving as Chair. Mr. Churchill joined the Audit Committee in February 2010. Each of the members meets the independence standards applicable to audit committees under the Sarbanes-Oxley Act of 2002 and the NYSE listing standards and is an audit committee financial expert as defined by the SEC. The Audit Committee's purpose is to assist the Board of Directors in oversight of our internal controls and financial statements and the audit process. The Audit Committee met eight times during 2009. Other members of the Board of Directors attend Audit Committee meetings from time to time at the invitation of the Committee.

        Compensation Committee.    The Compensation Committee currently consists of Messrs. Byrne, Meyerman, Ryan and Zeitlin, with Mr. Ryan serving as Chair. Mr. Byrne joined the Compensation Committee in October 2009. The Compensation Committee is responsible for overseeing our general compensation policies and establishing and reviewing the compensation plans and benefit programs applicable to our executive officers. In that capacity, the Compensation Committee also administers our stock option and incentive plans, as well as the Long-Term Executive Incentive Plan and the Deferred Compensation Plan. The Compensation Committee met six times during 2009. Other members of the Board of Directors attend Compensation Committee meetings from time to time at the invitation of the Committee.

        Nominating and Governance Committee.    The Nominating and Governance Committee currently consists of Messrs. Byrne, Meyerman and Zeitlin and Dr. Rodriguez, with Mr. Meyerman serving as Chair. Mr. Byrne joined the Nominating and Governance Committee in October 2009. The Nominating and

Governance Committee is primarily responsible for recommending criteria to the Board of Directors for Board of Directors' and committee membership, identifying and evaluating director candidates, overseeing the annual evaluation of the Board of Directors and its committees, and maintaining our Corporate Governance Guidelines. The Nominating and Governance Committee may solicit director candidate recommendations from a number of sources, including non-management directors, executive officers and third party search firms. The Nominating and Governance Committee will consider for nomination any director candidates, including director candidates recommended by our stockholders, who are deemed qualified by the Nominating and Governance Committee in light of the qualifications and criteria for Board of Directors' membership described below, or such other criteria as approved by the Board of Directors or a committee thereof from time to time. Stockholder recommendations must be submitted to the Nominating and Governance Committee in accordance with the substantive and procedural requirements set forth in our By-laws, including those discussed below under the caption "Other Matters—Stockholder Proposals," and any procedures established from time to time by the Nominating and Governance Committee. The Nominating and Governance Committee does not have a specific policy regarding the consideration of stockholder recommendations for director candidates and considers this appropriate because it evaluates recommendations without regard to their source. The Nominating and Governance Committee evaluates any potential conflicts of interest on a case by case basis, to the extent they may arise. The Nominating and Governance Committee met four times during 2009. Other members of the Board of Directors attend Nominating and Governance Committee meetings from time to time at the invitation of the Committee.

        When considering candidates for directorship, the Nominating and Governance Committee takes into account a number of factors, including the following qualifications: the nominee shall have the highest personal and professional integrity and have demonstrated exceptional ability and judgment and the attributes necessary (in conjunction with the other members of the Board of Directors) to best serve the long-term interests of the Company and its stockholders. In addition, the Nominating and Governance Committee reviews from time to time the skills and characteristics necessary and appropriate for directors in light of the then current composition of the Board of Directors, including such factors as business experience, international background, diversity and knowledge of the financial services industry in general and the asset management industry in particular. In considering diversity, the Nominating and Governance Committee considers diversity of background and experience as well as ethnic and other forms of diversity. We do not, however, have a formal policy regarding diversity in identifying nominees for a directorship, but rather, consider it among the various factors relevant to any particular nominee. The Nominating and Governance Committee reviews at least annually our Corporate Governance Guidelines to ensure that we continue to meet best corporate governance practice standards.

        Executive Sessions of Non-management Directors.    Our non-management directors meet in regularly scheduled executive sessions. In accordance with the charter of the Nominating and Governance Committee, Mr. Meyerman, the Chair of the Committee, also serves as the lead director calling and chairing the executive sessions and in communicating with Mr. Healey, President and Chief Executive Officer, and Mr. Nutt, Non-Executive Chairman of the Board of Directors.

        Leadership Structure.    Mr. Healey serves as Chief Executive Officer, and Mr. Nutt serves as Non-Executive Chairman. Because neither Mr. Nutt nor Mr. Healey is an independent director under the NYSE rules and because Mr. Meyerman's qualifications include extensive service in the financial services and banking industries, mergers and acquisitions experience, and international management and advisory experience, the Board of Directors has appointed Mr. Meyerman as lead director. Mr. Meyerman performs many of the functions that an independent chairman would perform for the Company, and generally coordinates Board activities and the contributions of our independent directors. Recognizing that the Company or Board circumstances may change, the Board has no formal policy with respect to the separation of the offices of the Chairman and Chief Executive Officer.

        Risk Oversight.    It is a key responsibility of our Chief Executive Officer, Chief Financial Officer, General Counsel, and other members of our senior management team to identify, assess, and manage the Company's exposure to risk. Our Board plays an important role in overseeing management's performance of these functions. The Board of Directors has approved the charter of the Audit Committee, which provides that the primary responsibilities of the Audit Committee include the assessment of the Company's policies with respect to risk assessment and risk management. The Audit Committee regularly discusses with management and the Company's independent auditors the Company's risk assessment and risk management processes, including major risk exposures, risk mitigants and the design and effectiveness of the Company's processes and controls to prevent and detect fraudulent activity. Furthermore, the Audit Committee and the Board as a whole receive regular reports from management and our independent auditors on prevailing material risks and the actions being taken to mitigate them. Management also reports to the Audit Committee and the Board on steps being taken to enhance our risk management processes and controls in light of evolving market, business, regulatory, and other conditions.

        Related Person Transaction Oversight.    The Audit Committee is responsible under its charter for reviewing any related person transaction identified by management and, in accordance with this authority, has determined no related person transactions requiring disclosure under Item 404(a) of Regulation S-K.

        Stockholder Communications with Non-management Directors or the Board of Directors.    A stockholder may communicate directly with Mr. Meyerman, the lead director, by sending a confidential letter addressed to his attention at Affiliated Managers Group, Inc., 600 Hale Street, Prides Crossing, Massachusetts 01965. Any communications to the full Board of Directors may be directed to John Kingston, III, Executive Vice President, General Counsel and Secretary of the Company, who would, in his discretion, discuss the communications with the Board of Directors at a regular meeting of the Board of Directors.

        Availability of Corporate Governance Documents.    We maintain a Company web site that includes, among other items, the Board of Directors' Corporate Governance Guidelines; the Code of Business Conduct and Ethics applicable to all directors, officers and employees; the Code of Ethics applicable to our Chief Executive Officer, Chief Financial Officer and other senior financial officers; the Insider Trading Policy and Procedures applicable to all directors, officers and employees; and the charters for the Audit, Compensation and Nominating and Governance Committees. This information is available on the investor information section of our web site, www.amg.com, under "corporate governance", or for the Committee charters under "Board of Directors", but is not incorporated by reference into this Proxy Statement. If we make any substantive amendment to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics to the persons covered thereby, we are obligated to disclose the nature of such amendment or waiver, the name of the person to whom any waiver was granted, and the date of waiver on our web site or in a report on Form 8-K.

Information Regarding Executive Officers of the Company

        The name, age (as of April 1, 2010) and positions of each of our executive officers, as well as a description of their business experience and past employment during at least the last five years, is set forth below:

Name	Age	Position
Sean M. Healey	48	President and Chief Executive Officer
Darrell W. Crate	43	Executive Vice President, Chief Financial Officer and Treasurer
Nathaniel Dalton	43	Executive Vice President and Chief Operating Officer
Jay C. Horgen	39	Executive Vice President
John Kingston, III	44	Executive Vice President, General Counsel and Secretary

        For the biographical information of Mr. Healey, see "Information Regarding the Nominees" above.

        Darrell W. Crate is an Executive Vice President and the Chief Financial Officer of the Company, a role he has served in since 2001. Prior to that time, Mr. Crate served as a Senior Vice President and the Chief Financial Officer of the Company. Prior to joining AMG, Mr. Crate was a Managing Director in the Financial Institutions Group of Chase Manhattan Corporation focusing exclusively on investment management firms. Mr. Crate received an M.B.A. from Columbia Business School and a B.A. from Bates College.

        Nathaniel Dalton is an Executive Vice President and the Chief Operating Officer of the Company. Mr. Dalton has served as Executive Vice President, with responsibility for AMG's Affiliate Development efforts, since 2001, and was named as Chief Operating Officer in 2006. Previously, Mr. Dalton served as a Senior Vice President and the General Counsel of the Company. Prior to joining AMG, Mr. Dalton was an attorney at Goodwin Procter LLP, focusing on mergers and acquisitions, including those in the asset management industry. Mr. Dalton received a J.D. from Boston University School of Law and a B.A. from the University of Pennsylvania.

        Jay C. Horgen is an Executive Vice President of the Company, with responsibility for coordinating the Company's new investment activities. Mr. Horgen joined AMG in 2007. Prior to joining AMG, Mr. Horgen was a Founder and Managing Director of Eastside Partners, a private equity firm. From 2000 to 2005, Mr. Horgen was an investment banker serving as a Managing Director in the Financial Institutions Group at Merrill Lynch, Pierce, Fenner & Smith Incorporated. Prior to that, he worked as an investment banker in the Financial Institutions Group at Goldman, Sachs & Co. Mr. Horgen received a B.A. from Yale University.

        John Kingston, III is an Executive Vice President and the General Counsel of the Company. He has served as the General Counsel of the Company since 2002, and was named an Executive Vice President in May 2006. Prior to joining AMG, Mr. Kingston served as a senior counsel to Miller Anderson & Sherrerd, LLP, a division of Morgan Stanley Investment Management, and was an attorney at Ropes & Gray LLP, focusing on corporate and securities laws issues, with a particular focus on the investment management industry. Mr. Kingston received a J.D. from Harvard Law School, and a B.S. and B.A. from the University of Pennsylvania.

 Compensation Discussion and Analysis

Introduction

        While the beginning of 2009 was marked by ongoing global financial market difficulties and resulting industry-wide declines in assets under management, over the final three quarters of the year AMG's assets under management, competitive position and stock price rebounded strongly. In comparison with its publicly traded asset management industry peer group, AMG's financial performance was strong, with Cash earnings exceeding the mean and median for the peer group. Throughout the year, AMG took a number of important steps to position the Company for longer-term success. Most notably, AMG made substantial progress in executing new investments that have accelerated the growth of the Company, with five new investments announced in the second half of 2009 and beginning of 2010, while substantially reducing its expense base.

        In making its 2009 compensation determinations, the Compensation Committee considered the 2008 and early 2009 market challenges, as well as senior management's progress in building AMG's business, and on that basis took the following key compensation actions to advance our long-standing objective to align compensation arrangements with important stockholder value and financial performance measures.

        First, given the Compensation Committee's commitment to align compensation with stockholder value and financial performance, 2009 compensation expense incurred by the Company was substantially lower than the level of prior years, with 2009 compensation expense for Mr. Healey (our Chief Executive Officer) reduced by 32%. Compensation expense for Messrs. Crate and Dalton (our Chief Financial Officer and Chief Operating Officer, respectively) was also reduced by approximately 32%, and for Named Executive Officers (as defined in the Executive Compensation Tables section) as a group by approximately 30%. (The Company's Named Executive Officer 2009 compensation amounts and compensation grants, as well as additional context regarding the Company's historical compensation expenses, are discussed in greater detail in the Executive Compensation Tables section.)

        In 2009, a primary objective of the Compensation Committee was to address its ongoing senior management team retention concerns. Members of AMG's senior management team (most notably, Mr. Healey, Chief Executive Officer, as well as Mr. Dalton, Chief Operating Officer, and Mr. Crate, Chief Financial Officer) have served the Company and its shareholders together for nearly fourteen years, establishing a consistent track record of strong Cash earnings and stock price performance throughout that period. More recently, AMG's senior management team has successfully navigated one of the most challenging periods in financial services industry history, opportunistically building a strong foundation for growth in 2010 and beyond. The Committee believes that the strength of the senior management team and the continuity of their tenure together have provided an essential cornerstone for the success of AMG through this period, and, therefore, retaining key team members is an important Committee priority.

        Against that backdrop, given the meaningful drop in senior management stock ownership discussed in greater detail below, a primary 2009 objective for the Compensation Committee was the development of a suitable stock-based retention plan to address this important retention concern. Working with an independent outside executive compensation consulting firm, Thomas E. Shea & Associates, LLC ("Shea & Associates"), the Compensation Committee developed a long-term, highly back-loaded cumulative vesting $20 million five year retention plan for AMG's management group (subject to meeting certain performance criteria), with 80% of the potential grant vesting at the end of the fourth and fifth years to further enhance retention.

        Finally, the Compensation Committee kept salaries unchanged at the same levels established in 2006.

Our Executive Compensation Program

        Our executive compensation program has been structured over the long-term to further two basic objectives: first, that executive compensation should be closely aligned with stockholder value and our performance as measured by our Cash Net Income per share, or "Cash earnings"; and second, that executive compensation should be designed to attract, motivate and retain the services of key members of our senior management.

        We believe that an executive officer's total compensation should be comprised principally of equity and performance-based cash compensation, to best align compensation with increases in stockholder value. Our Compensation Committee believes that given our long-term track record of growth under the leadership of our senior management, the retention of our Chief Executive Officer and other Named Executive Officers is very important, and that to retain key management team members, total compensation should be appropriate relative to the marketplace for the services of our Named Executive Officers. We assess this marketplace by reviewing the compensation paid to executive officers performing similar functions at other companies in the investment management industry. In particular, executive officer compensation is reviewed against a peer group of publicly traded asset management companies comprised of AllianceBernstein Holding L.P., Ameriprise Financial, Inc., BlackRock, Inc., Eaton Vance Corp., Federated Investors, Inc., Franklin Resources, Inc., Invesco Ltd., Janus Capital Group Inc., Legg Mason Inc., T. Rowe Price Group, Inc., and Waddell & Reed Financial, Inc., as well as against a range of alternative investment and other investment management firms comprising the marketplace for the services of our executive officers. In reviewing this universe, we give consideration to the fact that certain of these companies are more closely comparable to the Company, and accordingly consider the relative comparability of the companies in our assessment of various compensation structures and arrangements. Specifically, we consider which companies are most comparable with respect to size (market capitalization and assets under management) and general business profile (those companies that have similarly specialized equities and alternative investment management capabilities, or with similar business strategies). We also consider the senior management profile of a company in determining compensation comparability (for example, the extent to which founders serve in key senior management roles). While the Compensation Committee reviews peer compensation for comparison purposes, this review is not the determining factor and is only one of many factors that are considered by the Compensation Committee in setting compensation.

        As the Committee evaluates competitive compensation arrangements, it considers the overall compensation package to be paid to our executive officers, and in the event that long-term performance objectives are achieved, total compensation is targeted at the 75th percentile for comparable positions at peer group public companies. In light of the Committee's objective to align compensation with increases in stockholder value, the Committee generally intends that the most substantial portion of compensation be equity-based, with the second largest component being performance-based cash compensation. When determining performance-based cash compensation levels, we consider Cash earnings in evaluating our short-term and long-term performance. We consider Cash earnings the most important measure of our financial performance, as it represents operating performance before non-cash expenses relating to the acquisition of interests in our affiliated investment management firms. (See our Annual Report on Form 10-K for further detail on the calculation of Cash earnings.) In addition to our equity and performance-based cash compensation, we also utilize competitive base salaries and some limited perquisite compensation tools that the Committee deems appropriate to meet the objective of retaining key members of senior management.

Our Compensation Committee

        The Committee oversees our general compensation policies, establishes and reviews the compensation plans and benefit programs applicable to our executive officers and administers our stock option and incentive plans.

        The Committee currently consists of Messrs. Byrne, Meyerman, Ryan and Zeitlin, with Mr. Ryan serving as the Chair. Each of Messrs. Byrne, Meyerman, Ryan and Zeitlin has significant experience in compensation matters as a result of their service as executive officers or advisors to various public and private companies. The Committee's agenda and meeting calendar is determined by the Committee, with input (as appropriate) from Mr. Healey, who generally attends meetings at the request of the Committee. In his capacity as President and Chief Executive Officer, Mr. Healey takes an active role in discussions with the Committee concerning the compensation of other members of executive management and the design of long-term and equity incentive plans, but does not participate in discussions regarding his own performance goals, contributions or compensation, which occur in executive sessions of the Committee and in meetings of the Committee with our independent compensation consultant. The Committee also invites Mr. Crate, Executive Vice President and Chief Financial Officer, and Mr. Kingston, Executive Vice President and General Counsel, to attend certain meetings to discuss the design, implementation and administration of long-term incentive, equity incentive and deferred compensation plans. The Committee has the sole authority for approving the compensation of our executive officers and the performance goals related to such compensation.

        The Committee regularly meets without management team members present, and the Chair from time to time requests that all other independent directors meet with the Committee in executive session. The Committee's independent compensation consultant participates in conference calls and meetings without management present at key points throughout the year, including conference calls and meetings with the Chair of the Committee.

Compensation Consultants

        In 2009, the Committee again engaged an independent outside executive compensation consulting firm, Shea & Associates, to assist the Committee with compensation matters, including providing peer universe benchmarking information and an independent analysis of how our executive and board compensation policies and practices compared to those of the peer universe. In addition to a review of compensation arrangements across the industry, the analysis provided by Shea & Associates also considered financial metrics for our peers, including market capitalization, assets under management, various measures of profitability, and stock price performance. In order to prepare its analysis for the Committee, Shea & Associates met from time to time with senior management.

        Shea & Associates, which provides no other services to us, reported its findings directly to the Committee. In setting executive officer compensation levels, the Committee considered the comparative compensation analyses provided by Shea & Associates, and then applied the collective experience and judgment of the Committee to such data (and the relative significance of the various comparative universe components) to make compensation determinations. In setting director compensation levels, Shea & Associates made recommendations to the Committee, and the Committee made its compensation determinations after considering such recommendations. A representative of Shea & Associates regularly met outside of formal Committee meetings with Committee members, particularly with the Committee Chair, at key points throughout the year. In addition, a representative of Shea & Associates attended four meetings of the Committee in 2009 (two in person, and two by teleconference), updating the Committee on the status of compensation surveys, and also making recommendations regarding executive officer and director compensation levels.

2009 Compensation Process and Elements

        Over recent years, executive retention became a matter of increasing concern for AMG's Compensation Committee, given the continuing maturity of the organization, the increasing visibility of the executive team in the marketplace, the favorable performance of the Company through the years leading up to the global financial crisis, and the decline in both unvested senior management stock ownership and management's future stock ownership earnings potential. In particular, members of AMG's senior management team have served the Company and its shareholders together for nearly fourteen years, establishing a consistent track record of strong Cash earnings and stock price performance throughout that period.

        Against that backdrop, the Compensation Committee worked with Shea & Associates throughout 2006-2008 to explore a variety of long-term stock ownership plan alternatives to balance AMG's historical reliance on stock options with competitive and affordable retention tools. A detailed plan was developed by the Compensation Committee and Shea & Associates in 2008, but the implementation of such plan was delayed when market conditions deteriorated in the second half of 2008.

        While over the course of 2006 and 2007, the Compensation Committee had worked to address such executive retention concerns through the issuance of relatively larger stock option grants that had longer and back-loaded vesting schedules, the benefit of these issuances were eliminated by the stock price effects of the global financial market crisis. Given the limited ongoing retentive and incentive benefit of such options and their ongoing future dilutive earnings effects, in December 2008 AMG management voluntarily surrendered options for approximately 2.1 million shares of common stock (with grant date Black-Scholes value of approximately $58 million), without receiving any value in exchange. Mr. Healey surrendered 835,396 options, Messrs. Crate and Dalton each surrendered 417,698 options, Mr. Horgen surrendered 153,318 options, and Mr. Kingston surrendered 96,257 options. As a consequence, all stock options granted to senior management in 2006 and 2007 were surrendered, and there remained outstanding no equity grants from that period.

        As a consequence of these developments, at the beginning of 2009 senior management stock ownership had dropped meaningfully from prior years, with very limited remaining unvested senior management stock ownership. The Compensation Committee determined that the development of a suitable stock-based retention plan to address this important retention concern was an important Company objective. Working with Shea & Associates, the Compensation Committee developed a long-term, highly back-loaded cumulative vesting $20 million five year retention plan for AMG's management group, subject to meeting certain performance criteria. To advance the retention and incentive objectives of the Committee, to the extent the performance target associated with this plan is met, 80% of the grant will vest at the end of years four and five of the program, and all pay-outs will be deferred until 2014, ensuring that participating management team members would have a strong incentive to continue to serve the Company over a minimum five-year time horizon. The Committee implemented this plan at its April 2009 meeting.

        In addition, consistent with the Compensation Committee's long-standing use of stock options as an equity compensation tool, in July and December 2009 the Committee granted options to executive officers under the stockholder-approved 2006 Stock Option and Incentive Plan (the "2006 Option Plan"). Consistent with our objective to retain our executive officers, the awards granted were subject to vesting and forfeiture provisions. In line with its objective to substantially reduce total direct compensation in 2009, and its review of equity grants to, and the equity holdings of, executive officers in our peer universe, the Committee reduced equity compensation expense by approximately 60% for the Chief Executive Officer, and approximately 56% for the Named Executive Officers as a group. (The Company's Named Executive Officer 2009 compensation amounts and compensation grants, as well as additional context regarding the Company's historical compensation expenses, are discussed in greater detail in the Executive Compensation Tables section.)

        The Committee initiated the annual process for establishing appropriate compensation targets and benchmarks for 2009 during the final Committee meetings of 2008, as the Committee reviewed the principles and continuing effectiveness of the compensation program with the assistance of Shea & Associates. Following that review, and consistent with prior years, the Committee determined to continue to use cash base salary and performance-based cash compensation as the principal elements of cash compensation in 2009. At the January meetings, the Committee also established its 2009 targets for annual performance-based cash compensation, along with the baseline Cash earnings per share performance level under the Company's Long-Term Executive Incentive Plan that would need to be met for awards to be earned under this plan.

        Throughout the year, the Committee regularly requested and received updating analysis from Shea & Associates concerning peer universe performance and compensation as well as trends in performance and compensation, and on an ongoing basis evaluated that information in the context of our performance.

        At the end of 2009, based upon our performance and the most current peer universe compensation information, the Committee then reviewed 2009 compensation arrangements and made final performance-based cash compensation and option grant determinations.

Cash Base Salary

        We pay cash base salary because it forms the foundation of any competitive total compensation package. In determining base salary levels for our executive officers, the Committee takes into account the executive's scope of responsibility, performance and salary history as well as internal consistency within our salary structure. In addition, the Committee annually reviews the base salary being paid to executive officers of other public companies in the peer universe.

        Because the Committee believes that equity and performance-based cash compensation should constitute the substantial majority of compensation paid to our Named Executive Officers, we target the level of cash base salary at the median for comparable positions in our public company peer group. Based on the Committee's philosophy and the factors stated above, the Committee determined that 2010 base salaries would again remain unchanged from 2006 levels. Based on the analysis of Shea & Associates of peer group base salaries, Mr. Healey's salary trailed the median for the peer group, while as a group the base salaries of the Named Executive Officers were in line with the peer group median.

Performance-based Cash Compensation

        The substantial majority of our total compensation is performance-based, because we believe that senior management compensation should be tied to our financial performance and increases in stockholder value. In designing our performance-based cash compensation arrangements, the Committee believes that such compensation should be awarded in the event that we meet the Committee's expectations for Cash earnings and its objective that a certain level of financial performance and returns for our stockholders be achieved, along with maintaining the financial strength of the Company. Under these arrangements, baseline levels of Cash earnings must be achieved before executive officers are entitled to earn performance-based cash compensation, and higher growth rates in any given year may result in relatively higher compensation payouts.

        Our annual cash incentives are awarded under our Long-Term Executive Incentive Plan. At its January 2009 meetings, the Committee evaluated the appropriate target Cash earnings per share growth rate for 2009, reviewing historical growth rates, prevailing business conditions, and expectations for growth. In evaluating our most recent performance to determine the baseline growth target for 2009, the Committee applied its judgment to make adjustments for specific factors that influenced recent growth rates, including market conditions, the timing of transactions, new financing arrangements and changes in the corporate capital structure, the relative levels of management and performance fees, and any recent or anticipated one-time events. At this meeting, the Committee established the Cash earnings per share growth rate target for 2009 and the formula by which the incentive pool under that plan would be determined. It also established for each participant in the plan the percentage share of the pool that he could earn if the performance target were met.

        In preparation for the determinations to be made by the Committee at the end of the year, various members of the Committee (and particularly the Committee Chair) conducted a series of conference calls with Shea & Associates outside of formal meetings to consider cash bonus compensation of our peer universe and potential bonus arrangements. The Committee then met in December 2009 and reviewed the Company's performance and potential cash incentive bonuses.

        In determining the amount of the bonus to pay, the Committee considered a market cash bonus compensation analysis of our peer universe in developing a total compensation package that was competitive relative to the marketplace for our Named Executive Officers. In making this assessment, the Committee considered Shea & Associates' 2009 peer group review.

        In addition, although the Committee does not have specific targets that it applies to such evaluation, the Committee also considered our performance and the various factors that may have affected such performance in that year (including market conditions, the possible timing of transactions and new financing arrangements, and the relative levels of management and performance fees), as well as the 2009 performance relative to the peer universe. Finally, the Committee also evaluated final compensation determinations in the context of its objective to maximize financial performance and realize appropriate growth returns for our stockholders. In view of these considerations, after determining and certifying that the baseline performance target had been met, in December 2009 the Committee approved bonus amounts it deemed competitive given the marketplace for our executive officers and relevant Company performance factors, and in light of global financial market conditions, AMG's financial performance, and the performance of our peer group. The cash bonus payment for Mr. Healey was reduced by 7% over the 2008 cash bonus payment (which was in turn a reduction of 22% over the 2007 payment), and the cash bonus payments for the Named Executive Officers as a group were reduced by approximately 7% from 2008 (which was in turn a reduction of 21% over the 2007 payments).

        The Committee's determinations regarding the amount of performance-based cash compensation to be paid to each executive officer are set forth in the Summary Compensation Table.

Equity-based Compensation Awards

        We believe that equity-based compensation awards provide long-term incentives that further the Committee's objective to increase stockholder value and retain our senior management team. While the Committee does not follow a strict formula in determining the overall compensation package to be paid to an executive officer, in light of our objective to align compensation with increases in stockholder value, the Committee generally intends that the most substantial portion of total compensation be equity-based.

        The Committee grants equity-based incentive compensation awards on the basis of our historical performance (both in terms of Cash earnings growth and increase in stockholder value) and the individual executive officer's contributions to that performance, as well as the expected contribution of the executive officer to our future performance. The Committee also considers the relationship of equity-based compensation awards to the performance-based cash compensation to be paid to each executive officer in any particular year. The Committee further considers equity ownership, including the relative size and structure of historical grants and the portions of an award that are not yet vested, of our executive officers. In addition, the Committee considers the performance and equity-based compensation levels of the Company and our individual executive officers in relationship to the peer group universe, as well as the comparative levels of equity ownership of individual officers at such companies.

        In the event that the Company's long-term performance objectives are being achieved, the Compensation Committee targets equity compensation that is above the median equity compensation levels for the public company peer group.

        As a consequence of the option surrender discussed above, at the beginning of 2009 senior management stock ownership had dropped meaningfully from prior years, with very limited remaining unvested senior management stock ownership. The Compensation Committee determined that the development of a suitable stock-based retention plan to address this important retention concern was an important Company objective. Working with Shea & Associates, the Compensation Committee developed a long-term, highly back-loaded cumulative vesting $20 million five year retention plan for AMG's management group, subject to meeting certain performance criteria. To advance the retention and incentive objectives of the Committee, to the extent that the performance target associated with this plan is met, 80% of the potential grant will vest at the end of the fourth and fifth years, ensuring that participating management team members will be better positioned to serve the Company over a five year time horizon. The Committee implemented this plan at its April 2009 meeting.

        Consistent with the Compensation Committee's long-standing use of stock options as an equity compensation tool, in July and December 2009 the Committee granted options to executive officers under the stockholder-approved 2006 Stock Option Plan. In line with its objective to substantially reduce total direct compensation in 2009, and its review of equity grants to, and the equity holdings of, executive officers in our peer universe, the Committee reduced total 2009 equity compensation expense by approximately 60% for the Chief Executive Officer, and approximately 56% for the Named Executive Officers as a group. Consistent with our objective to retain our executive officers, the awards granted were subject to vesting and forfeiture provisions. (The Company's Named Executive Officer 2009 compensation amounts and compensation grants, as well as additional context regarding the Company's historical compensation expenses, are discussed in greater detail in the Executive Compensation Tables section.)

Other Incentive and Retention Programs

        In 2005, the Committee established an Executive Retention Plan to provide it with additional flexibility to meet its objective to retain our executive officers. From time to time, the Committee determines that long-term compensation with vesting and forfeiture provisions is an effective and appropriate retention tool, and may make grants to officers through a trust vehicle in which an officer may choose to invest in our common stock, Affiliate investment products, or cash accounts. In the event that awards in the Executive Retention Plan are forfeited, they are allocated on a pro rata basis to all other remaining participants in the trust. As discussed in further detail in the Outstanding Equity Awards at 2009 Fiscal Year-End Table, the Committee last made Executive Retention Plan grants in 2005 and no new grants were made in 2009.

        In 2006, the Committee established the Deferred Compensation Plan to provide additional retirement plan flexibility for our officers. The plan provides officers and directors the opportunity to voluntarily defer compensation on a pre-tax basis, and invest such deferred amounts in one or more specified measurement funds. In 2009, no executive officer or director elected to defer compensation under the Deferred Compensation Plan.

Other Elements of Compensation

        We provide a 401(k) Profit Sharing Plan for all employees and generally contribute a percentage of compensation to such plans. We also provide other benefits such as medical, dental and life insurance and disability coverage to all eligible employees.

Perquisites

        Our perquisite compensation is in the lowest quartile of our public company peer group, as we use only certain perquisite tools (such as financial counseling and medical services, and use of Company aircraft) deemed appropriate by the Committee to meet the objective of retaining key members of senior management.

Potential Severance or Change in Control Compensation and Benefits

        Upon our change of control, option vesting pursuant to our stock option and incentive plans and the payout of awards under the Executive Retention Plan would be accelerated or restrictions would lapse for our executive officers, as well as for all of our employees participating in such plans.

        In the event of our change of control, as of December 31, 2009, awards held by Named Executive Officers would have accelerated as set forth below. The amounts in the table have been calculated using a share price of $67.35, which was the closing price of a share of our common stock on December 31, 2009. The value associated with the acceleration of options has been calculated by using the "spread" value of the options ($67.35 minus the applicable option exercise price) and multiplying it by the number of shares underlying the option that would accelerate.

Named Executive Officer	Accelerated Options/ Lapse of Restrictions Market Value	Accelerated Distribution under the Executive Retention Plan ($)
Sean M. Healey	561,537/$5,556,857	885,234
Darrell W. Crate	292,469/$2,824,887	590,156
Nathaniel Dalton	292,469/$2,824,887	590,156
Jay C. Horgen	215,724/$2,244,884	—
John Kingston, III	108,281/$1,032,341	295,130

        We do not have employment, severance or individual change in control agreements with our executive officers or directors.

Risk Considerations in our Compensation Programs

        The Compensation Committee has discussed the concept of risk as it relates to our compensation programs with management and Shea & Associates, and the Compensation Committee does not believe the goals, or the underlying philosophy of our compensation programs encourage excessive or inappropriate risk taking. Through our executive compensation structure comprised principally of equity and performance-based cash compensation, we seek to align compensation with increases in stockholder value.

Stock Ownership Guidelines

        As part of our equity-based compensation policies, the Committee approved stock ownership guidelines for our executive officers in 2006. We believe that stock ownership guidelines (which are currently established by the Committee as a multiple of five times base salary, to be achieved over five years from the later of the implementation of these guidelines or becoming an executive officer of the Company) further align the interests of executive officers with those of our stockholders.

Equity Grant Policy

        We grant all equity awards, including options, under the terms of an equity grant policy. Generally, we grant equity awards (other than new hire grants) at regularly scheduled meetings of the Committee, with new hire grants occurring at other meetings (or by written action of all Committee members) as appropriate.

        The Committee will not approve any equity award grants on any date when it believes, in its reasonable judgment, that there is material non-public information that is reasonably likely to impact the price of our common stock.

Tax Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, and any corresponding provisions of any succeeding law (the "Code") places a limit on the tax deduction for compensation in excess of $1 million paid to any "covered employee" of a publicly held corporation (generally the corporation's chief executive officer and its next three most highly compensated executive officers, excluding the chief financial officer, in the year that the compensation is paid). Under the Long-Term Executive Incentive Plan, performance compensation paid thereunder to such covered employees is intended to be deductible by us. In implementing our compensation policies during fiscal

2009, we considered, among other things, the Long-Term Executive Incentive Plan and the opportunities it affords to preserve the tax deductibility of compensation to executive officers. The Committee also fixes for each participant the percentage share of the pool that the participant can earn, after considering the internal consistency of such allocation. If Stockholders approve Proposal 2 in this Proxy Statement, the maximum amount payable to any participant under the Long-Term Executive Incentive Plan for any fiscal year may not exceed 7.5% of the sum of pre-tax cash net income (for such purposes, before reduction for the applicable period performance pool) for such fiscal year and the immediately preceding fiscal year.

        The Committee's policy with respect to Section 162(m) is to make reasonable efforts to ensure that compensation is deductible to the extent permitted while providing our executive officers with appropriate rewards for their performance.

Compensation Committee Report

        The Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

  PATRICK T. RYAN, Chair
  SAMUEL T. BYRNE
  HAROLD J. MEYERMAN
  JIDE J. ZEITLIN

 Executive Compensation Tables

Supplemental Compensation Information

        Effective in early 2010, new SEC presentation rules require that the dollar figures provided in the "Stock Awards" and "Option Awards" columns of the Summary Compensation Table reflect the anticipated value at the time of grant for any stock and option awards in that period, without regard to future performance, service or vesting conditions for such award. Prior to the effectiveness of these rules, the presentation rules required that such figures be consistent with the Company's financial presentation, and reflect the Company's actual compensation expense for that period.

        To reflect the compensation expense recognized by the Company in 2009 (consistent with the Company's financial statements and prior presentation rules), we have provided the following supplemental table. Please note that this supplemental table is not required by the SEC under the new presentation rules and is not a substitute for the information provided in the Summary Compensation and other tables in accordance with the new presentation rules.

	Salary ($)	Non-Equity Incentive Plan Compensation ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Sean M. Healey	750,000	5,000,000	1,036,733	1,167,750	138,269	8,092,752
Darrell W. Crate	500,000	2,500,000	518,363	583,875	94,676	4,196,914
Nathaniel Dalton	500,000	2,500,000	518,363	583,875	60,574	4,162,812
Jay C. Horgen	500,000	1,500,000	296,205	481,518	39,067	2,816,790
John Kingston, III	350,000	700,000	148,103	206,638	45,262	1,450,003

        The following tables provide information regarding the compensation arrangements for the Company's Chief Executive Officer, Chief Financial Officer and the Company's three other most highly compensated executive officers (collectively, the "Named Executive Officers") under the new SEC presentation rules.

        The Summary Compensation Table reflects that for each executive officer the substantial majority of compensation in 2009 was in the form of long-term equity grants, subject to a variety of performance, vesting and forfeiture provisions discussed in further detail in footnotes 2 and 3. In the case of Mr. Healey, for example, approximately $12,000,000 of the total compensation figure (or 67% of the total) is subject to such performance, vesting and forfeiture provisions, and may not be realized. As reflected above, in the event that previous presentation rules had remained in effect, the total compensation figure for Mr. Healey in 2009 would have been approximately $8,000,000.

        As previously discussed in greater detail in the Compensation Discussion and Analysis, the long-term equity grants in 2009 reflect the Compensation Committee's determinations to address the meaningful decline in both unvested senior management stock ownership (generally, and as a consequence of the voluntary surrender by senior management of 2.1 million options), and management's future stock ownership earnings potential.

 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)(5)
Sean M. Healey	2009	750,000	5,000,000	7,000,000	5,143,500	138,269	18,031,769
President and Chief	2008	750,000	5,400,000	—	4,009,676	269,328	10,429,004
Executive Officer	2007	750,000	6,900,000	—	13,000,000	260,947	20,910,947
Darrell W. Crate	2009	500,000	2,500,000	3,500,000	2,571,750	94,676	9,166,426
Executive Vice	2008	500,000	2,700,000	—	2,004,838	196,631	5,401,469
President, Chief	2007	500,000	3,450,000	—	6,500,000	207,755	10,657,755
Financial Officer and Treasurer
Nathaniel Dalton	2009	500,000	2,500,000	3,500,000	2,571,750	60,574	9,132,324
Executive Vice	2008	500,000	2,700,000	—	2,004,838	99,698	5,304,536
President and Chief	2007	500,000	3,450,000	—	6,500,000	121,588	10,571,588
Operating Officer
Jay C. Horgen(6)	2009	500,000	1,500,000	2,000,000	2,057,400	39,067	6,096,467
Executive Vice	2008	500,000	1,500,000	—	1,670,703	58,177	3,728,880
President	2007	500,000	1,700,000	—	4,032,183	918,274	7,150,457
John Kingston, III	2009	350,000	700,000	1,000,000	857,250	45,262	2,952,512
Executive Vice	2008	350,000	750,000	—	723,969	62,579	1,886,548
President, General	2007	350,000	1,050,000	—	1,500,000	59,440	2,959,440
Counsel and Secretary

(1)
These figures represent performance-based incentive awards pursuant to the Company's Long-Term Executive Incentive Plan.

(2)
As further discussed in the Compensation Discussion and Analysis, in April 2009 the Compensation Committee developed a long-term, highly back-loaded cumulative vesting $20 million five year retention plan for AMG's management group, subject to meeting certain performance criteria. To advance the retention and incentive objectives of the Committee, to the extent that the performance target associated with this plan is met, 80% of the grant will vest at the end of years four and five of the program, and all pay-outs will be deferred until 2014, ensuring that participating management team members would have a strong incentive to continue to serve the Company over a minimum five-year time horizon. Each of the Named Executive Officers was granted a performance-based award under the Long-Term Executive Incentive Plan that was notionally invested in shares of the Company's common stock at the closing price of the Company's common stock on the grant date at the election of the Named Executive Officer. The amounts set forth in the Stock Awards column above do not represent awards made to the Named Executive Officers for 2009 performance, but rather represent the fair market value of awards granted in April 2009 for, and subject to, 2010 performance. These awards will only be earned by the Named Executive Officers if the performance target set by the Compensation Committee with respect to 2010 is attained by the Company. In addition, each award is further subject to a service-based vesting schedule: 10% of the award will vest on each of December 31, 2010 and December 31, 2011, and 40% of the award will vest on each of December 31, 2012 and December 31, 2013, in each case, subject to the officer remaining employed on such date (with an exception for terminations of employment due to death or disability). To the extent earned and vested, the awards will be settled on the first business day following January 1, 2014 in shares of the Company's common stock or in cash, at the discretion of the Compensation Committee.

(3)
The grant date fair value of stock options was determined using the Black-Scholes option pricing model based on the assumptions, and discussed, with respect to 2009 stock option awards, in Note 23 to the Company's financial statements for the year ended December 31, 2009 included in our Annual Report on Form 10-K. For comparison purposes, the compensation expense recognized by the Company in 2008 with respect to stock options for each of Messrs. Healey, Crate, Dalton, Horgen and Kingston (excluding the accelerated compensation expense related to the voluntary forfeiture of options) was $5,476,877, $2,738,439, $2,738,439, $1,114,039 and $639,943, respectively. The stock option awards granted in 2009 are exercisable in 25% increments beginning on each of December 31, 2010, 2011, 2012 and 2013. For 2007, the Option Awards column consists of stock option grants for each of the Named Executive Officers that they voluntarily surrendered in 2008 without receiving any value in exchange.

(4)
For 2009, all other compensation consisted of (i) contributions by the Company under its 401(k) Profit Sharing Plan in the amount of $19,600 on behalf of each Named Executive Officer, (ii) financial service benefits (comprised of an allowance for financial planning and tax preparation advice) for each of the Named Executive Officers, including such benefits in the amount of $85,400 and $56,000 for Messrs. Healey and Crate, respectively, (iii) personal physician benefits with respect to each of the Named Executive Officers, (iv) aircraft usage benefits with respect to each of Messrs. Healey, Crate, and Horgen, (v) insurance premiums paid by the Company with respect to term life and long-term disability insurance policies on behalf of each Named Executive Officer, and (vi) forfeiture reallocations to Messrs. Healey, Crate, Dalton and Kingston in accordance with the Company's Executive Retention Plan.

(5)
For 2007, the Total column includes the value of stock option grants received by each of the Named Executive Officers that were subsequently forfeited without receiving any value in exchange as further described in the Compensation Discussion and Analysis and in footnote (3) above.

(6)
Mr. Horgen joined as Executive Vice President of the Company on March 5, 2007, and received a prorated portion of his salary based on his period of employment with the Company in 2007.

 Grants of Plan-Based Awards in Fiscal Year 2009

								All Other Option Awards: Number of Securities Underlying Options (#)(3)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)					Grant Date Fair Market Value of Option Awards ($)
									Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Sean M. Healey	4/21/09					147,835	147,835
President and Chief	7/21/09							150,000	62.04	2,505,000
Executive Officer	12/2/09							150,000	65.51	2,638,500
		5,000,000	6,000,000	6,000,000
Darrell W. Crate	4/21/09					73,917	73,917
Executive Vice President,	7/21/09							75,000	62.04	1,252,500
Chief Financial Officer	12/2/09							75,000	65.51	1,319,250
and Treasurer		2,500,000	3,000,000	3,000,000
Nathaniel Dalton	4/21/09					73,917	73,917
Executive Vice President	7/21/09							75,000	62.04	1,252,500
and Chief Operating	12/2/09							75,000	65.51	1,319,250
Officer		2,500,000	3,000,000	3,000,000
Jay C. Horgen	4/21/09					42,238	42,238
Executive Vice President	7/21/09							60,000	62.04	1,002,000
	12/2/09							60,000	65.51	1,055,400
		1,500,000	1,875,000	1,875,000
John Kingston, III	4/21/09					21,119	21,119
Executive Vice President,	7/21/09							25,000	62.04	417,500
General Counsel and	12/2/09							25,000	65.51	439,750
Secretary		700,000	1,125,000	1,125,000

(1)
These figures represent the portion of the aggregate Long-Term Executive Incentive Plan pool allocated to each executive officer in connection with the Company's Cash earnings for 2009; at the outset of 2009, these amounts were not yet known.

(2)
Represents performance-based awards granted to the Named Executive Officers under the Long-Term Executive Incentive Plan. These awards were granted on April 21, 2009, and will only be earned if the performance target established by the Compensation Committee with respect to the Company's 2010 fiscal year is attained. Each executive officer's award was expressed as a dollar amount and then was notionally invested in shares of Company common stock, at the executive's election, based on the closing price of a share of the Company's common stock on the grant date. Subject to the attainment of the 2010 performance target and further subject to the satisfaction of certain vesting conditions, the awards will be settled in cash or shares of the Company's common stock, at the discretion of the Compensation Committee. The target numbers of shares reported in the table have been calculated based on the closing price of the Company's common stock on the grant date ($47.35), and the cash value of the awards on the grant date are as follows: $7,000,000 for Mr. Healey, $3,500,000 for each of Messrs. Crate and Dalton, $2,000,000 for Mr. Horgen, and $1,000,000 for Mr. Kingston. To the extent earned and vested, the award will be settled on the first business day following January 1, 2014. If Stockholders approve Proposal 2 in this Proxy Statement, the maximum amount that may be paid to a participant in any fiscal year will be 7.5% of the sum of the Company's pre-tax cash net income (for such purposes, before reduction for the applicable period performance pool) for such fiscal year and the immediately preceding fiscal year. If the amount of the award that is actually earned is greater than the plan's individual limit, the amount of the award will be reduced to the amount of such individual limit.

(3)
The awards were made under the 2006 Option Plan, and are subject to acceleration upon a change in control of the Company. The options are exercisable in 25% increments beginning on each of December 31, 2010, 2011, 2012 and 2013.

 Outstanding Equity Awards at 2009 Fiscal Year-End

	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options which are free of transfer restrictions (#)		Number of Securities Underlying Unexercised Options which are subject to transfer restrictions or unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that have not vested (#)(2)	Market Value of Shares of Stock that have not vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares that have not vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares that have not vested ($)
Sean M. Healey	15,100		—	43.50	7/24/2010	13,143	885,181	147,835	9,956,687
President and	116,250		—	44.35	12/10/2010
Chief Executive	132,500	(4)	—	45.27	7/27/2014
Officer	100,700		31,800(5)	63.38	11/30/2014
	76,579	(5)	229,737(6)	48.38	11/3/2015
			150,000(7)	62.04	7/21/2016
			150,000(7)	65.51	12/2/2016
Darrell W. Crate	105,000		—	44.35	12/10/2010	8,762	590,121	73,917	4,978,310
Executive Vice	115,000	(4)	—	45.27	7/27/2014
President, Chief	87,400		27,600(5)	63.38	11/30/2014
Financial Officer	38,289		114,869(6)	48.38	11/3/2015
and Treasurer			75,000(7)	62.04	7/21/2016
			75,000(7)	65.51	12/2/2016
Nathaniel Dalton	105,000		—	44.35	12/10/2010	8,762	590,121	73,917	4,978,310
Executive Vice	18,000		—	31.96	12/19/2010
President and	115,000	(4)	—	45.27	7/27/2014
Chief Operating	87,400		27,600(5)	63.38	11/30/2014
Officer	38,289		114,869(6)	48.38	11/3/2015
			75,000(7)	62.04	7/21/2016
			75,000(7)	65.51	12/2/2016
Jay C. Horgen	31,908		95,724(6)	48.38	11/3/2015	—	—	42,238	2,844,729
Executive Vice			60,000(7)	62.04	7/21/2016
President			60,000(7)	65.51	12/2/2016
John Kingston, III	30,000		—	43.50	7/24/2013	4,382	295,128	21,119	1,422,365
Executive Vice	60,000		—	44.35	12/10/2013
President, General	70,000	(4)	—	45.27	7/27/2014
Counsel and	53,200		16,800(5)	63.38	11/30/2014
Secretary	13,826		41,481(6)	48.38	11/3/2015
			25,000(7)	62.04	7/21/2016
			25,000(7)	65.51	12/2/2016

(1)
In December 2003, the Compensation Committee approved an amendment to the outstanding stock option agreements (other than for directors) that fully accelerated the vesting of unvested options, subject to transfer restrictions lapsing according to the original option vesting schedule of four annual 25% increments for those options outstanding at such time and set forth in the table above.

(2)
Share numbers reflect the unvested portion of the shares of common stock purchased by Messrs. Healey, Crate, Dalton and Kingston pursuant to cash awards granted under the Company's Executive Retention Plan in December 2005, as well as the unvested portion of shares reallocated to each of the foregoing in connection with certain forfeiture reallocations under the Executive Retention Plan.

(3)
Represents performance-based awards granted under the Long-Term Executive Incentive Plan that were notionally invested in shares of the Company's common stock, at the election of the Named Executive Officer. These awards will only be earned by the Named Executive Officer if the performance target set by the Compensation Committee with respect to 2010 is attained by the Company. In addition, each award is further subject to a service-based vesting schedule: 10% of the award will vest on each of

  December 31, 2010 and December 31, 2011, and 40% of the award will vest on each of December 31, 2012 and December 31, 2013, in each case, subject to the officer remaining employed on such date (with an exception for terminations of employment due to death or disability). If stockholders approve Proposal 2 in this Proxy Statement, the maximum amount that may be paid to a participant in any fiscal year will be 7.5% of the sum of the Company's pre-tax cash net income (for such purposes, before reduction for the applicable period performance pool) for such fiscal year and the immediately preceding fiscal year. If the amount of the award that is actually earned is greater than the plan's individual limit, the amount of the award will be reduced to the amount of such individual limit. To the extent earned and vested, the award will be settled on the first business day following January 1, 2014 in shares of the Company's common stock or in cash, at the discretion of the Compensation Committee.

(4)
The options were granted on July 27, 2004 and were fully vested upon grant, subject to transfer restrictions lapsing according to the following schedule: 18.75% on December 31, 2004; 25% on each of December 31, 2005, 2006 and 2007; and 6.25% on December 31, 2008.

(5)
The options were granted on November 30, 2004 and were fully vested upon grant, subject to transfer restrictions lapsing according to the following schedule: 10% on each of December 31, 2005, 2006 and 2007; 23% on each of December 31, 2008 and 2009; and 24% on December 31, 2010.

(6)
The options were granted on November 3, 2008 and are exercisable in 25% increments beginning on each of December 31, 2009, 2010, 2011, and 2012.

(7)
The options were granted on July 21, 2009 and December 2, 2009, respectively, and are exercisable in 25% increments beginning on each of December 31, 2010, 2011, 2012 and 2013.

Option Exercises and Stock Vested in Fiscal Year 2009

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Sean M. Healey President and Chief Executive Officer	188,852	4,244,288	13,029	565,980
Darrell W. Crate Executive Vice President, Chief Financial Officer and Treasurer	105,515	2,757,148	8,686	377,320
Nathaniel Dalton Executive Vice President and Chief Operating Officer	173,953	3,933,878	8,686	377,320
Jay C. Horgen Executive Vice President	—	—	—	—
John Kingston, III Executive Vice President, General Counsel and Secretary	—	—	4,343	188,660

(1)
For Messrs. Healey, Crate, Dalton and Kingston, share numbers reflect the vested portion of the shares of common stock purchased by each pursuant to cash awards granted under the Company's Executive Retention Plan in December 2005, as well as the vested portion of shares reallocated to each of the foregoing in connection with certain forfeiture reallocations under the Executive Retention Plan. Share numbers include shares that were surrendered in satisfaction of tax withholding obligations.

Director Compensation

        At the request of the Compensation Committee, Shea & Associates provides a review of director compensation in the peer universe and most comparable peer universe. This analysis includes data on total compensation for directors at such companies, as well as on the individual components of that compensation, such as annual retainers, meeting fees and equity awards. The review also provides comparative data on compensation by board position (such as committee chairs and lead directors), and information on the nature of the service of particular directors in their various capacities (e.g., lead directors) at such companies. Shea & Associates also provides information to the Compensation Committee on trends in director compensation at such companies, as well as trends in director compensation at public companies generally.

        In determining current compensation levels for the Company's directors, the Compensation Committee's objective is that cash compensation be relatively low in comparison to directors at comparable public companies, while equity compensation linked to increases in stockholder value is higher on a relative basis. In 2009, Shea & Associates' competitive market review reflected that director cash retainer and meeting fee compensation was below the median for the peer group, while cash compensation for committee work was generally in line with the median, and on that basis recommended an increase in annual retainers, combined with a decrease in meeting attendance fees. Accordingly, the Company increased the annual fee for service by non-employee directors from $50,000 to $80,000 and eliminated quarterly meeting fees. Committee fees remained unchanged: members of the Audit Committee receive an annual fee of $20,000, with the Chair receiving an annual fee of $35,000; members of the Compensation Committee receive an annual fee of $17,000, with the Chair receiving an annual fee of $20,000; and members of the Nominating and Governance Committee receive an annual fee of $13,000, with the Chair receiving an annual fee of $15,000. The Chair of each Committee receives the annual Chair fee in lieu of the Committee fee. In addition, the lead director receives a fee of $100,000 for his active role as principal liaison with management of the Company and his capacity as the principal contact on our Board of Directors for our stockholders and other interested parties. All directors of the Company are reimbursed for travel expenses incurred in attending meetings of the Board of Directors and its committees.

        Equity grant determinations are made consistent with the Compensation Committee's philosophy that compensation should be directly linked to increases in stockholder value, and, on that basis the Committee has historically used option grants to align director and stockholder interests. In 2009, Shea & Associates' market review reflected an increase in the use of full-value equity awards granted to directors as compared to stock options, and on that basis recommended that the Company replace its semi-annual stock option grant policy with a combination of semi-annual option grants, with an aggregate annual grant date Black-Scholes value of $120,000, and grants of deferred stock units under the Deferred Compensation Plan, with an aggregate annual grant date fair market value of $80,000 based on the closing stock price on the date of grant. Each stock option grant and deferred stock grant will generally vest in 25% increments over four years, a vesting period that is longer than the 1-3 year vesting schedules employed by companies in the peer group, and across the market more generally.

Director Compensation in Fiscal Year 2009

        The following table sets forth information regarding the compensation earned by the Company's non-employee directors in 2009. For compensation information with respect to Mr. Healey, and his services as the Company's President and Chief Executive Officer, please see the Summary Compensation

Table and other accompanying compensation tables. Mr. Healey receives no additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Samuel T. Byrne(3)	27,500	80,045	120,007	0	227,552
Richard E. Floor(4)	85,000	80,043	120,002	0	285,045
Harold J. Meyerman	222,000	80,043	120,002	0	422,045
William J. Nutt	70,000	80,043	120,002	0	270,045
Rita M. Rodriguez	118,000	80,043	120,002	0	318,045
Patrick T. Ryan	110,000	80,043	120,002	0	310,045
Jide J. Zeitlin	100,000	80,043	120,002	0	300,045

(1)
These figures represent semi-annual grants of deferred stock units under the Deferred Compensation Plan, which awards may be settled in cash and/or shares of common stock as determined by the plan administrator. The Company granted awards to each director (with the exception of Mr. Byrne who became a director on October 20, 2009, and was granted an award on such date, vesting in 25% increments on each of October 20, 2009, 2010, 2011, and 2012) on July 21, 2009 (vesting 25% on each of January 1, 2010, 2011, 2012 and 2013) and December 2, 2009 (vesting 25% on each of January 1, 2011, 2012, 2013 and 2014). The grant date fair value of the awards granted on each of July 21, 2009, October 20, 2009 and December 2, 2009 computed in accordance with FASB ASC Topic 718 (or its predecessor SFAS 123R) is $40,016, $40,018 and $40,027, respectively.

(2)
The Company granted 3,593 options to each director (with the exception of Mr. Byrne who became a director on October 20, 2009, and was granted 3,209 options on such date, vesting 25% on each of October 20, 2009, 2010, 2011 and 2012) on July 21, 2009 (vesting 25% on each of December 31, 2009, 2010, 2011 and 2012) and 3,411 options to each director on December 2, 2009 (vesting 25% on each of December 31, 2010, 2011, 2012 and 2013). The grant date fair value of the options granted on each of July 21, 2009, October 20, 2009 and December 2, 2009 computed in accordance with FASB ASC Topic 718 (or its predecessor SFAS 123R) is $60,003, $60,008 and $59,999, respectively. At December 31, 2009, the number of shares of common stock subject to options held by each director was as follows: Mr. Byrne: 6,620; Mr. Floor: 93,254; Mr. Meyerman: 80,129; Mr. Nutt: 780,573; Dr. Rodriguez: 85,754; Mr. Ryan: 68,879; and Mr. Zeitlin: 63,254. See Note 23 to the Company's financial statements for the year ended December 31, 2009 included in our Annual Report on Form 10-K for a discussion of the assumptions used in calculating the grant date value of stock options granted in 2009.

(3)
Mr. Byrne became a director of the Company on October 20, 2009.

(4)
Mr. Floor served as a director from the formation of the Company in 1993 until his death in February 2010.

Equity Compensation Plan Information

        The following table sets forth information regarding the securities authorized for issuance under our equity compensation plans as of December 31, 2009:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders(1)	2,895,326	$52.61	1,133,820
Equity compensation plans not approved by stockholders(2)	2,271,018	$56.42	10,958
Total	5,166,344	$54.29	1,144,778

(1)
Consists of the 1997 Option Plan and the 2006 Option Plan.

(2)
Consists of the 2002 Option Plan. The 10,958 shares available for issuance under the 2002 Option Plan may also be issued pursuant to deferred stock awards, restricted stock awards, unrestricted stock awards, performance share awards or dividend equivalent rights.

 PROPOSAL 2: APPROVAL OF THE COMPANY'S
LONG TERM EXECUTIVE INCENTIVE PLAN, AS AMENDED AND RESTATED

        With limited exceptions, a publicly-held corporation may not claim a federal income tax deduction for compensation for any year in excess of $1 million paid to the corporation's chief executive officer or any of its other three most highly paid named executive officers (other than its chief financial officer). An exception to this deduction limitation applies in the case of certain qualifying performance-based compensation paid pursuant to a plan, the material terms of which are periodically approved by the corporation's stockholders. Our stockholders approved the Long-Term Executive Incentive Plan, or Plan, at our Annual Meeting in 2000 and approved amendments to the Plan at our Annual Meetings in 2002 and in 2005. This year, we are amending the Plan, subject to stockholder approval, to add eligible employees, increase the individual cash limit, and permit the grant of awards with a performance period of a fiscal year or longer, as more fully described below. The Compensation Committee has determined that it is in the best interest of the Company and our stockholders to adopt and approve these amendments as part of an amended and restated Plan in order to further align the interests of our senior employees with our stockholders and to encourage employee retention potentially over a longer performance period. We continue to believe that performance-based compensation that is closely aligned with growth in Cash earnings per share will continue to incentivize key members of senior management of the Company.

        The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote at the meeting is required for approval of the amended and restated Plan. For this purpose, abstentions will have the effect of votes cast against the Plan and broker non-votes will not be considered votes cast. In order to continue to make performance-based awards under the Plan that will satisfy the requirements of Section 162(m) of the Code, we need your approval of the material terms of the Plan, as amended and restated, as described below.

        The material terms of the Plan, as amended and restated, are summarized below. This summary is qualified in its entirety by reference to the terms of the Plan, which is attached to this Proxy Statement as Appendix A.

Summary of the Material Terms of the Plan

        Administration; Eligible Employees.    The Plan is administered by the members of the Compensation Committee who are not officers of the Company. The Compensation Committee is composed of "non-employee directors," as that term is defined under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors," as defined in Section 162(m) of the Code and the regulations promulgated thereunder. Executive officers of the Company designated by the Compensation Committee are eligible to participate in the Plan. Currently, there are five executive officers who are eligible to participate in the Plan. The Compensation Committee may also grant awards under the Plan to senior officers of the company or its subsidiaries whose compensation is not subject to Section 162(m) of the Code. As amended, additional officers (currently, thirteen) would be eligible to participate in the Plan. These bonuses are considered separate and apart from any bonuses granted under the Plan that are intended to satisfy the applicable requirements of performance-based compensation under Section 162(m).

        Performance Measure; Performance Period; Payment of Awards.    Under the amended Plan, the Compensation Committee may grant awards with a performance period of a fiscal year or longer instead of only a single fiscal year. Not later than the first 90 days after the start of each performance period under the Plan, the Compensation Committee will establish the formula by which an incentive pool will be determined for the relevant performance period by reference to growth in the Company's pre-tax cash net income. The Compensation Committee will also establish for each participant the percentage share of the pool that the participant can earn and a target amount of base Cash earnings per share that must be achieved for the participant to be paid an award under the Plan. Pre-tax cash net income for a year is defined as cash net income (that is, the Cash earnings that the Company reports when it discloses its financial results) plus all items of income tax expense that the Company deducted to arrive at cash net income.

        Awards are paid only if the Compensation Committee certifies performance results with respect to the performance period. If the target amount is met for such fiscal year, the Compensation Committee uses its pre-established formula to determine the size of the performance pool. In addition, the Compensation Committee has full discretion to reduce the size of the performance pool and/or to reduce the amount of incentive payments payable to any eligible employee. Multiple awards for overlapping performance periods may be granted under the Plan.

        Awards under the Plan will be settled in cash or shares of our common stock. As part of the amended Plan, the Compensation Committee has determined that the maximum amount payable to any participant under the Plan for any fiscal year may not exceed 7.5% of the sum of pre-tax cash net income (for these purposes, before reduction for the applicable period performance pool) for such fiscal year and the immediately preceding fiscal year, an amendment from the prior individual cash limit of 5% of the Company's pre-tax cash net income. This new individual limit will apply to awards that are currently outstanding, as described in footnote 2 to our Summary Compensation Table.

        Effect of Employment Termination and Change in Control.    Except as otherwise provided for by the Compensation Committee in the case of a termination of employment due to death or disability, or in the event of a change in control, an eligible employee whose employment terminates prior to the date an award under the Plan is paid will not be awarded any incentive payment from the performance pool and will forfeit the portion of any deferred award that is unvested at such time. The Compensation Committee may provide for full vesting or payment of an award under the Plan in the case of a participant's death or disability or upon the occurrence of a change in control.

        Vesting; Deferral.    Awards under the Plan may be deferred and subjected to additional time-based vesting. During the period of such deferral, portions of the deferred awards may be deemed invested in our common stock and/or investment products managed by our affiliates.

        Amendment; Termination.    We have the right to amend or terminate the Plan, provided that no amendment or termination may, without the written consent of the Plan participants, in any material adverse way affect the rights of a participant with respect to benefits earned prior to the date of such amendment or termination.

        New Plan Benefits.    Because awards to be granted under the Plan, if any, will be premised upon the achievement of certain performance objectives, and since at all times the payment of such awards may be reduced at the discretion of the Compensation Committee, such grants cannot be ascertained at this time.

Recommendation of the Board of Directors

        The Board of Directors believes that the approval of the Long-Term Executive Incentive Plan, as amended and restated, is in the best interests of the Company and its stockholders and, therefore, unanimously recommends that the Company's stockholders vote FOR this proposal.

 PROPOSAL 3: RATIFICATION OF THE
SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the current fiscal year, subject to ratification by the Company's stockholders at the Annual Meeting. PricewaterhouseCoopers has acted as the Company's independent registered public accounting firm since the Company's inception. The Company has been advised by PricewaterhouseCoopers that it is a registered public accounting firm with the Public Company Accounting Oversight Board (the "PCAOB") and complies with the auditing, quality control, and independence standards and rules of the PCAOB and the Securities and Exchange Commission. A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires.

        Although stockholder ratification of the selection of PricewaterhouseCoopers is not required, the Board of Directors is nevertheless submitting the selection of PricewaterhouseCoopers to the stockholders for ratification. Unless contrary instructions are given, shares represented by proxies solicited by the Board of Directors will be voted for the ratification of the selection of PricewaterhouseCoopers as the independent registered public accounting firm of the Company for the year ending December 31, 2010. Should the selection of PricewaterhouseCoopers not be ratified by the stockholders, the Audit Committee will reconsider the matter. Even in the event the selection of PricewaterhouseCoopers is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interests of the Company and its stockholders.

Recommendation of the Board of Directors

        The Board of Directors believes that the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm is in the best interests of the Company and its stockholders and, therefore, unanimously recommends that the Company's stockholders vote FOR this proposal.

 AUDIT COMMITTEE REPORT

        During the fiscal year ended December 31, 2009, the Audit Committee consisted of Dr. Rodriguez and Messrs. Floor, Meyerman and Ryan, each an independent director of the Company, with Dr. Rodriguez serving as the Chair of the Audit Committee. Mr. Churchill joined the Audit Committee in February 2010. The Audit Committee's purpose is to assist the Board of Directors in oversight of the Company's internal controls and financial statements and the audit process. The Board of Directors has determined in its business judgment that all members of the Audit Committee are "independent" as is required by the listing standards of the NYSE.

        Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the PCAOB.

        In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.

        Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in its charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

        The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including with respect to auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with generally accepted accounting principles or that PricewaterhouseCoopers is in fact "independent."

        The Audit Committee operates pursuant to a charter that was most recently adopted by the Board of Directors in October 2009 and is available on the Company's web site at www.amg.com.

  RITA M. RODRIGUEZ, Chair
  DWIGHT D. CHURCHILL
  HAROLD J. MEYERMAN
  PATRICK T. RYAN

Principal Accountant Fees and Services

        The following table sets forth information regarding the fees for professional services rendered by the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP, in each of the last two fiscal years:

Type of Fee	Year Ended December 31, 2008	Year Ended December 31, 2009
Audit Fees(1)	$4,228,954	$2,484,660
Audit-Related Fees(2)	1,712,834	1,971,951
Tax Fees(3)	2,386,956	2,207,476
All Other Fees	—	—

(1)
Represents fees for professional services rendered in connection with the audit of the Company's financial statements, reviews of the financial statements included in each of the Company's quarterly reports on Form 10-Q, issuances of consents and services related to the implementation of accounting standards.

(2)
Represents fees for due diligence procedures in connection with new investments, research assistance on accounting-related issues, benefit plan audits, issuances of the Global Investment Performance Standards (GIPS) performance verification and internal controls reports such as those pursuant to Statement of Auditing Standard No. 70.

(3)
Represents fees for income tax compliance and domestic and international tax planning as well as tax due diligence procedures in connection with new investments.

        In making its determination regarding the independence of PricewaterhouseCoopers, the Audit Committee considered whether the provision of the services covered in the sections entitled "Audit-Related Fees" and "Tax Fees" was compatible with maintaining such independence. All of the work performed by PricewaterhouseCoopers was performed by full-time employees of the firm.

        The retention of the independent registered public accounting firm to audit the Company's financial statements is approved each year by the Audit Committee. At the beginning of the year, the Audit Committee also evaluates other potential engagements by the Company of the accounting firm and approves or rejects each service considering (among other factors) the possible impact of each non-audit service on the accounting firm's independence from management. In accordance with its charter, the Audit Committee pre-approves all auditing services and the terms thereof and any non-audit services provided by the independent registered public accounting firm unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. The Audit Committee carefully considers the fees that are proposed to be paid in connection with the approval of audit and non-audit services, and then closely monitors the fees incurred in connection with the provision of such services throughout the year. At each meeting, the Audit Committee receives updates from management on the services that have been provided and fees incurred; from time to time, the Audit Committee may also consider and approve the provision of additional services. In the event that a need arises for the approval of additional services between meetings, the services would be considered and provisionally approved by a designated member of the Audit Committee who would present the scope and fees of the services provisionally pre-approved at the following meeting of the Audit Committee.

 SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

        The following table sets forth information as of March 15, 2010 (unless otherwise noted) regarding the beneficial ownership of common stock by (i) persons or "groups" (as that term is used in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of 5% or more of the common stock of the Company, (ii) Named Executive Officers, (iii) directors, and (iv) directors and executive officers as a group. Except as otherwise indicated, we believe, based on information furnished by such persons, that each person listed below has sole voting and investment power over the shares of common stock shown as beneficially owned, subject to community property laws, where applicable.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Common Stock(2)
William Blair & Company, L.L.C.(3)	2,359,427	5.61%
BlackRock, Inc.(4)	2,427,159	5.77%
Sean M. Healey(5)	531,115	1.2%
Darrell W. Crate(6)	403,568	*%
Nathaniel Dalton(7)	448,797	1.0%
Jay C. Horgen(8)	15,345	*%
John Kingston, III(9)	256,245	*%
Samuel T. Byrne(10)	942	*%
Dwight D. Churchill(11)	921	*%
Harold J. Meyerman(12)	61,525	*%
William J. Nutt(13)	1,088,799	2.5%
Rita M. Rodriguez(14)	61,525	*%
Patrick T. Ryan(15)	50,275	*%
Jide J. Zeitlin(16)	44,650	*%
Directors and executive officers as a group (12 persons)(17)	2,963,707	6.6%

*
Less than 1%

(1)
The mailing address for each executive officer and director is c/o AMG, 600 Hale Street, Prides Crossing, Massachusetts 01965. In certain cases, voting and investment power of certain shares may be shared by an executive officer with one or more family members who reside in the executive's household.

(2)
In computing the number of shares of common stock beneficially owned by a person, shares of common stock subject to options held by that person that are currently exercisable or that become exercisable within 60 days of March 15, 2010 are deemed outstanding. For purposes of computing such amount, shares of stock subject to options that are currently exercisable or that become exercisable within 60 days of March 15, 2010 are deemed to be outstanding for the holder thereof but are not for the purpose of computing the ownership percentage of any other person. As of March 15, 2010, a total of 42,372,692 shares of common stock were outstanding.

(3)
Information is based on a Schedule 13G filed with the SEC on January 15, 2010 by William Blair & Company, L.L.C. as of December 31, 2009. William Blair & Company, L.L.C. has sole voting power over 2,359,427 shares and sole dispositive power over 2,359,427 shares. The address of William Blair & Company, L.L.C. is listed in such Schedule 13G as 222 W. Adams, Chicago, Illinois 60606.

(4)
Information is based on a Schedule 13G filed with the SEC on January 20, 2010 by BlackRock, Inc. as of December 31, 2009. BlackRock, Inc. has sole voting power over 2,427,159 shares and sole dispositive power over 2,427,159 shares. The address of BlackRock, Inc. is listed in such Schedule 13G as 40 East 52nd Street, New York, NY 10022.

(5)
Includes 470,675 shares of common stock subject to options exercisable within 60 days of March 15, 2010, of which 31,800 are subject to restrictions on transferability.

(6)
Includes 371,035 shares of common stock subject to options exercisable within 60 days of March 15, 2010, of which 27,600 are subject to restrictions on transferability. Includes 45,506 shares pledged to a third party, as collateral security for certain obligations.

(7)
Includes 391,289 shares of common stock subject to options exercisable within 60 days of March 15, 2010, of which 27,600 are subject to restrictions on transferability.

(8)
Includes 11,908 shares of common stock subject to options exercisable within 60 days of March 15, 2010.

(9)
Includes 243,826 shares of common stock subject to options exercisable within 60 days of March 15, 2010, of which 16,800 are subject to restrictions on transferability.

(10)
Includes 802 shares of common stock subject to options exercisable within 60 days of March 15, 2010.

(11)
Includes 781 shares of common stock subject to options exercisable within 60 days of March 15, 2010.

(12)
Includes 61,364 shares of common stock subject to options exercisable within 60 days of March 15, 2010.

(13)
Includes 761,808 shares of common stock subject to options exercisable within 60 days of March 15, 2010, of which 33,000 are subject to restrictions on transferability. Includes 326,830 shares pledged to a third party, as collateral security for certain obligations.

(14)
Includes 61,364 shares of common stock subject to options exercisable within 60 days of March 15, 2010.

(15)
Includes 50,114 shares of common stock subject to options exercisable within 60 days of March 15, 2010.

(16)
Includes 44,489 shares of common stock subject to options exercisable within 60 days of March 15, 2010.

(17)
Includes 2,469,455 shares of common stock subject to options exercisable within 60 days of March 15, 2010, of which 136,800 are subject to restrictions on transferability.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish to the Company copies of all Section 16(a) forms that they file. To our knowledge, based solely on a review of copies of such reports, all Section 16(a) filing requirements applicable to any of our executive officers, directors and greater than 10% beneficial owners have been satisfied.

Expenses of Solicitation

        The cost of solicitation of proxies will be borne by us. In an effort to have as large a representation of stockholders at the Annual Meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by mail, telephone or other electronic means by one or more of our employees or by a proxy solicitor. We also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy materials to their principals who are beneficial owners of common stock. We may retain a proxy solicitation firm for services in connection with the solicitation of proxies for customary fees and expenses.

Stockholder Proposals

        Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at the Company's 2011 Annual Meeting of Stockholders must be received by us at our principal executive office on or before December 30, 2010 to be eligible for inclusion in the Proxy Statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

        Any stockholder proposals (including recommendations of nominees for election to the Board of Directors) intended to be presented at the Company's 2011 Annual Meeting of Stockholders, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at our principal executive office no earlier than February 8, 2011, nor later than March 25, 2011, together with all supporting documentation required by our By-laws.

        As required by our By-laws, a stockholder's proposal nominating a director must include: (1) the name, age, business address and residence address of the proposed nominee, (2) the principal occupation or employment of the proposed nominee, (3) the class and number of shares of the Company's capital stock which are beneficially owned by the proposed nominee on the date of such stockholder notice, and (4) the consent of the proposed nominee to serve as a director if elected. A stockholder's proposal shall further set forth information about the beneficial ownership of capital stock by the stockholder making the proposal and a description of all arrangements or understandings between such stockholder and the proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such stockholder. For more complete information on these requirements, please refer to our By-laws.

Householding of Proxy Statement

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this Proxy Statement and the 2009 Annual Report on Form 10-K may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our Proxy Statement and 2009 Annual Report on Form 10-K to you if you write or call us at the following address or telephone number: Affiliated Managers Group, Inc., 600 Hale Street, Prides Crossing, Massachusetts 01965, Attention: Investor Relations, (617) 747-3300. If you would like to receive separate copies of these materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

Other Matters

        The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

        For those stockholders who receive the Notice of Internet Availability of Proxy Materials, this Proxy Statement and the 2009 Annual Report on Form 10-K are available at www.proxyvote.com. In addition, a copy of the 2009 Annual Report on Form 10-K and the certifications required by Section 302 of the Sarbanes-Oxley Act will be provided without charge upon the written request of any stockholder to Affiliated Managers Group, Inc., 600 Hale Street, Prides Crossing, Massachusetts 01965, Attention: Investor Relations, and may be found on the Company's website at www.amg.com. The 2009 Annual Report on Form 10-K is not a part of the Company's proxy solicitation materials.

        REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE SUBMIT A PROXY BY INTERNET, BY TELEPHONE OR BY RETURNING A COMPLETED, SIGNED, AND DATED PROXY CARD OR VOTING INSTRUCTION FORM.

 Appendix A

AFFILIATED MANAGERS GROUP, INC.
LONG-TERM EXECUTIVE INCENTIVE PLAN

        1.     PURPOSE.    This Plan is intended to create incentives to allow the Company to attract and retain individuals who will contribute to increases in stockholder value, and that Awards made under this Plan be used to achieve the objectives of (i) aligning executive incentive compensation with such increases in stockholder value, and (ii) using deferred incentive compensation as a tool to retain key employees. It is the intent of the Company that compensation payable under this Plan shall qualify as performance-based compensation within the meaning of Section 162(m) of the Code (except to the extent otherwise expressly provided in Section 16 of this Plan).

        2.     DEFINITIONS.    Capitalized terms not otherwise defined herein shall have the meanings set forth below:

          (a)   "AWARD" shall mean, for any Participant, that percentage of an Incentive Pool granted by the Committee to the Participant pursuant to Section 5.2.

          (b)   "BASE CASH NET INCOME" for any fiscal year shall mean the Company's Cash Net Income, less the after-tax impact of such Performance Fees as the Committee may determine.

          (c)   "BASE CASH EARNINGS PER SHARE" for any fiscal year shall mean Base Cash Net Income, divided by the adjusted diluted average number of Shares during the fiscal year calculated in a manner consistent with the Company's presentation of cash earnings per share in its financial disclosures for such fiscal year.

          (d)   "CASH NET INCOME" for any fiscal year shall mean the Company's cash net income calculated in a manner consistent with the Company's presentation of such measure in its financial disclosures for such fiscal year.

          (e)   "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          (f)    "COMMITTEE" shall mean those members of the Compensation Committee of the Board of Directors of the Company who are "outside directors" and "non-employee directors," as such terms are defined under the Code and applicable regulations and Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, respectively. If the Compensation Committee includes members who are not outside directors or non-employee directors, as so defined, it shall act with respect to this Plan without the participation of such nonqualifying members, and all references herein to the Committee shall be deemed to refer to the Compensation Committee so acting.

          (g)   "COMPANY" shall mean Affiliated Managers Group, Inc.

          (h)   "FISCAL YEAR" shall mean the fiscal year of the Company, which is the calendar year.

          (i)    "INCENTIVE POOL" shall mean, with respect to any Performance Period, the total amount available for Awards for such Performance Period as determined in accordance with Section 6.1.

          (j)    "PARTICIPANT" shall mean an executive officer designated by the Committee pursuant to Section 4 to participate herein with respect to a Performance Period, or such other individual described in Section 16 of the Plan to the extent designated by the Committee to participate herein.

          (k)   "PERFORMANCE FEES" shall mean, with respect to any Performance Period, those fee revenues determined by the Committee to be non-recurring in nature and not appropriate for inclusion in Base Cash Net Income.

          (l)    "PERFORMANCE MEASURE" for any Performance Period shall mean Base Cash Earnings per Share meeting the target level set by the Committee for such Performance Period.

          (m)  "PERFORMANCE PERIOD" shall mean a period of at least a full fiscal year of the Company. (For the avoidance of doubt, the Committee may grant Awards hereunder with an Award period of more than one-year and a Performance Period of only one fiscal year.)

          (n)   "PLAN" shall mean the Affiliated Managers Group, Inc. Long-Term Executive Incentive Plan, as amended from time to time.

          (o)   "PRE-TAX CASH NET INCOME" for any fiscal year shall mean the Company's Cash Net Income plus any component of consolidated income tax expense used to calculate Cash Net Income for such fiscal year.

          (p)   "SHARE" shall mean a share of the common stock, par value $.01 per share, of the Company.

          (q)   "STOCK PLAN" shall mean any authorized stock plan of the Company.

          (r)   "TRUST" shall mean any trust established pursuant to a trust agreement between the Company and a trustee, or any similar or successor trust, under which Awards may be paid pursuant to Section 6.4 of this Plan.

        3.     ADMINISTRATION.    Subject to Section 15, the Committee shall have sole discretionary power to interpret the provisions of this Plan, to administer and make all decisions and exercise all rights of the Company with respect to this Plan. The Committee shall have final authority to apply the provisions of the Plan and determine, in its sole discretion, the amount of the Incentive Pool and Awards to be paid or allocated to Participants hereunder and shall also have the exclusive discretionary authority to make all other determinations (including, without limitation, the interpretation and construction of the Plan and the determination of relevant facts) regarding the entitlement to benefits hereunder and the amount of benefits to be paid from the Plan. The Committee's exercise of this discretionary authority shall at all times be in accordance with the terms of the Plan and shall be entitled to deference upon review by any court, agency or other entity empowered to review its decision, and shall be enforced provided that it is not arbitrary, capricious or fraudulent.

        4.     ELIGIBILITY.    For each Performance Period, the Committee in its discretion shall select those eligible employees of the Company or its subsidiaries who shall be Participants. The selection of an individual to be a Participant in any one Performance Period does not entitle the individual to be a Participant in any other Performance Period.

        5.     PERFORMANCE MEASURE AND AWARDS.

        5.1   PERFORMANCE MEASURE.    Not later than 90 days after the start of a Performance Period, the Committee shall establish the target amount or amounts of Base Cash Earnings per Share and the formula for determining the size of the Incentive Pool for such Performance Period, which target amount or amounts and formula shall be set forth in the minutes of the meetings of the Committee. The size of the Incentive Pool shall be determined by reference to growth in the Company's Pre-Tax Cash Net Income.

        5.2   GRANTING OF AWARDS.    Within the period of time prescribed by Section 162(m) of the Code and the regulations promulgated thereunder, the Committee may grant to any Participant an Award representing a percentage of the Incentive Pool to be determined for such Performance Period. In no event shall Awards representing more than 100 percent of an Incentive Pool be granted to Participants. In addition to the foregoing limit, the maximum amount payable to any individual Participant under the Plan for any fiscal year shall not exceed 7.5 percent of the sum of the Company's Pre-Tax Cash Net Income (for these purposes, before reduction for the applicable period performance pool) for such fiscal year and the immediately preceding fiscal year. The Committee shall notify each Participant of the grant of an Award in such manner as it shall deem appropriate. The Award to each Participant shall be set forth in the minutes of the meetings of the Committee. Multiple Awards for overlapping Performance Periods may be granted under the Plan.

        5.3   NATURE OF AWARDS.    The Awards granted under this Plan shall be used solely as a device for the measurement and determination of certain compensation to be paid to each Participant as provided herein. Awards shall not constitute or be treated as property or as a trust fund of any kind or as capital stock of the Company, stock options or other form of equity or security until they are paid out in the form of cash or Shares.

        6.     VALUATION OF INCENTIVE POOL AND PAYMENTS.

        6.1   VALUATION.    If at the end of a Performance Period, the Performance Measure for such Performance Period has been attained, the total value of the Incentive Pool for the Performance Period shall be determined based upon the formula adopted by the Committee for such Performance Period. The value of each Participant's Award shall be equal to the percentage of the Incentive Pool represented by such Award which has been allocated to him or her for the Performance Period.

        6.2   COMMITTEE CERTIFICATION.    No Participant shall receive any cash or Shares under this Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the amount of the Incentive Pool has been accurately determined in accordance with the terms, conditions and limits of the Plan and that the Performance Measure has in fact been satisfied. The Committee shall have the discretion to reduce the size of the Incentive Pool or the size of any individual Award, but the Committee may not, however, increase the maximum amount permitted to be paid to any Participant under Section 5.2 of this Plan, increase the size of any individual Award or authorize the payment of cash or Shares under this Plan if the Performance Measure has not been satisfied.

        6.3   PAYMENTS TO PARTICIPANTS.    Once the value of the Incentive Pool is determined pursuant to Section 6.1 and certified by the Committee in accordance with Section 6.2, and once attainment of the Performance Measure has also been so certified, and subject to the provisions of Section 10, a Participant shall be paid his or her Award in cash or Shares. Any payment hereunder shall be made no later than March 15th following the last day of the calendar year in which the Award is earned or, with respect to those Awards that are subject to multiple vesting conditions, becomes vested, subject to applicable regulatory requirements and the terms of the Company's stock plans.

        6.4   DEFERRAL OF PAYMENTS.    Notwithstanding the foregoing, the Committee reserves the right to defer payment of Awards to Participants, subject to such terms and provisions as the Committee may determine (including additional time-based vesting), through the Trust or otherwise, consistent with its intention to employ long-term incentive award arrangements in which the value of awards may be directly tied to the value of the Company's common stock. Any such deferral shall be designed to comply with the requirements of Section 409A of the Code to the extent applicable. Any portion of the Awards set aside in the Trust shall be subject to and accordance with the terms of the Trust.

        7.     FORFEITURE.    Except as otherwise expressly provided for by the Committee in the case of a Participant's death, disability or in the case of a change in control (as such terms may be defined by the Committee in any individual Award agreement under the Plan), a Participant whose employment with the Company terminates for any reason prior to payment of an Award (including payment to the Trust) or prior to fulfilling the vesting requirements for his or her deferred Award hereunder shall forfeit all rights to the Award, or the unvested portion of the deferred Award, as the case may be. In the case of a Participant's death or disability or the occurrence of a change in control (either before or after the conclusion of a Performance Period), the Committee may also provide that the Award will vest and/or be paid upon such event. The Committee may allocate part or all of an Award forfeited prior to the completion of the Performance Period or Award period, as applicable, to one or more eligible employees of the Company or its subsidiaries not presently designated as Participants, including newly hired executives. In accordance with the terms of the Trust, forfeitures of Awards that occur after the payment of an Award to the Trust will be allocated to other Participants. In no event shall the reallocation of any forfeited Award or portion thereof result in any increase in any other Award intended to satisfy the performance-based exception requirements of Section 162(m) of the Code.

        8.     AMENDMENT OR TERMINATION OF PLAN.    The Company may amend or terminate this Plan at any time or from time to time; provided, however, that no such amendment or termination shall, without the written consent of the Participants, in any material adverse way affect the rights of a Participant with respect to benefits earned prior to the date of amendment or termination.

        9.     LIMITATION OF COMPANY'S LIABILITY.    Subject to its obligation to make payments as provided for hereunder, neither the Company nor any person acting on behalf of the Company shall be liable for any act performed or the failure to perform any act with respect to this Plan, except in the event that there has been a judicial determination of willful misconduct on the part of the Company or such person. The Company is under no obligation to fund any of the payments required to be made hereunder in advance of their actual payment or to establish any reserves with respect to this Plan. Any benefits which become payable hereunder shall be paid from the general assets of the Company. No Participant, or his or her beneficiary or beneficiaries, shall have any right, other than the right of an unsecured general creditor, against the Company in respect of the benefits to be paid hereunder.

        10.   WITHHOLDING OF TAX.    Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder shall be subject to the withholding of such amounts as the Company reasonably may determine that it is required to withhold pursuant to applicable federal, state or local law or regulation. Withholding can be made in the form of Shares, if the Committee so determines.

        11.   ASSIGNABILITY.    Except as otherwise provided by law, no benefit hereunder shall be assignable, or subject to alienation, garnishment, execution or levy of any kind, and any attempt to cause any benefit to be so subject shall be void.

        12.   NO CONTRACT FOR CONTINUING SERVICES.    This Plan shall not be construed as creating any contract for continued services between the Company and any Participant and nothing herein contained shall give any Participant the right to be retained as an employee of the Company.

        13.   GOVERNING LAW.    This Plan shall be construed, administered, and enforced in accordance with the laws of the Commonwealth of Massachusetts.

        14.   NON-EXCLUSIVITY.    Subject to Section 15, the Plan does not limit the authority of the Company, the Committee, or any subsidiary of the Company, to grant awards or authorize any other compensation under any other plan or authority, including, without limitation, awards or other compensation based on the same Performance Measure used under the Plan. In addition, executives not selected to participate in the Plan may participate in other plans of the Company.

        15.   SECTION 162(M) CONDITIONS; BIFURCATION OF PLAN.    It is the intent of the Company that the Plan and Awards made hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be persons whose compensation is subject to Section 162(m), satisfies any applicable requirements as performance-based compensation. Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in Section 162(m) of the Code shall be disregarded. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Committee in any manner so that certain provisions of the Plan intended (or required in order) to satisfy the applicable requirements of Section 162(m) are applicable only to persons whose compensation is subject to Section 162(m).

        16.   OTHER AWARDS.    The Committee may grant Awards under this Plan to senior officer employees of the Company or its subsidiaries whose compensation is not subject to Section 162(m) of the Code (such employees, "Non-Covered Employees"). Any Awards granted to Non-Covered Employees may, but need not, be subject to those provisions of this Plan that are intended to satisfy the applicable requirements of performance-based compensation under Section 162(m) of the Code. Awards granted to Non-Covered Employees under this Section 16 shall be construed as separate and apart from any Awards granted hereunder that are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date AFFILIATED MANAGERS GROUP, INC. M23993-P95871 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For Against Abstain 2. To approve the Long-Term Executive Incentive Plan, as amended and restated. 3. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the current fiscal year. For All Withhold All For All Except 01) Samuel T. Byrne 02) Dwight D. Churchill 03) Sean M. Healey 04) Harold J. Meyerman 05) William J. Nutt 06) Rita M. Rodriguez 07) Patrick T. Ryan 08) Jide J. Zeitlin 1. Election of Directors Nominees: The Board of Directors recommends that you vote FOR each of the following proposals: AFFILIATED MANAGERS GROUP, INC. 600 HALE STREET PRIDES CROSSING, MA 01965 WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. If you vote by Internet or telephone, you do not need to mail back your proxy card. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no instruction is indicated, the undersigned’s votes will be cast “FOR” Proposal 1—election of each of the nominees for director, “FOR” Proposal 2—approval of the Long-Term Executive Incentive Plan, as amended and restated, and “FOR” Proposal 3—ratification of the Company's independent registered public accounting firm. The undersigned’s votes will be cast in accordance with the proxies’ discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

The undersigned hereby appoints Sean M. Healey, William J. Nutt and John Kingston, III, and each of them, proxies with full power of substitution to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Affiliated Managers Group, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the Company's offices, 600 Hale Street, Prides Crossing, Massachusetts 01965 on Tuesday, June 8, 2010 at 10:00 a.m. Eastern Time, and at any adjournments or postponements thereof, and hereby grants each of them full power and authority to act on behalf of the undersigned at said meeting and any adjournments or postponements thereof. The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and 2009 Annual Report on Form 10-K. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. AFFILIATED MANAGERS GROUP, INC. Annual Meeting of Stockholders June 8, 2010 10:00 AM This proxy is solicited by the Board of Directors Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and 2009 Annual Report on Form 10-K are available at www.proxyvote.com. Continued, and to be signed on reverse side M23994-P95871

QuickLinks

PROPOSAL 1: ELECTION OF DIRECTORS
Compensation Discussion and Analysis
Executive Compensation Tables
Summary Compensation Table
Grants of Plan-Based Awards in Fiscal Year 2009
Outstanding Equity Awards at 2009 Fiscal Year-End
Option Exercises and Stock Vested in Fiscal Year 2009
PROPOSAL 2: APPROVAL OF THE COMPANY'S LONG TERM EXECUTIVE INCENTIVE PLAN, AS AMENDED AND RESTATED
PROPOSAL 3: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
OTHER MATTERS
  Appendix A
AFFILIATED MANAGERS GROUP, INC. LONG-TERM EXECUTIVE INCENTIVE PLAN